PART II AND III

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED NOVEMBER 6, 2024

STRAMSEN BIOTECH INC.

Stramsen Biotech Inc.

5718 Westheimer Road, Suite 1000

Houston, Texas 77057

https://stramsenbiotech.com/

+1 (713) 955-1156

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Maximum combined offering of $20,000,000 consisting of 16,666,667 shares of Class Common Stock.

STRAMSEN BIOTECH INC. (“Stramsen” or the “Company”) is offering a maximum amount of $20,000,000 of Common Stock (“Stock” or “Shares” on a “no minimum/best efforts” basis (the “Offering”). The Offering will terminate on the earlier of twelve (12) months from the date this Offering Circular is qualified for sale by the Securities Exchange Commission (“SEC”) (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares have been sold. This Offering is a fixed price offering of 16,666,667 shares of common stock at the fixed price of $1.20 per share. There is currently no trading market for the shares to be sold in this Offering and there will not be a trading market for such shares upon qualification of this Offering. This Offering is being made directly by the Company and is not currently being offered through an underwriter or broker dealer. As a result, the Company does not currently anticipate incurring or paying any sales commissions to any third parties for the sale of this Offering.

MAXIMUM OFFERING AMOUNT: $20,000,000

	Price to Public	Underwriting discount and commissions	Proceeds to issuer before expenses
Price Per share	$1.20
Total Maximum	$20,000,000

Stramsen Biotech Inc. (the “Company”) is offering up to 16,666,667 shares of Common Stock to investors.

The offering will terminate at the earlier of: (i) the date at which the maximum offering amount has been sold (ii) the date at which the offering is earlier terminated by the Company in its sole discretion or (iii) the date that is three years from the date in which this offering being qualified by the United States Securities and Exchange Commission (the “Commission”). At least every 12 months after this offering has been qualified by the Commission, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Offering covers an amount of securities that we reasonably expect to offer and sell within two years, although the offering statement of which this offering circular forms a part may be used for up to three years and 180 days under certain conditions.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 30.

Sales of these securities commenced on approximately [________], 2024.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

The price per share of the Common Stock has been arbitrarily determined by the Company.

In the event that the Company becomes a reporting company under the Securities Exchange Act of 1934, the Company intends to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary -- Implications of Being an Emerging Growth Company.”

In this Offering Circular, the term “Stramsen”, “Stramsen Biotech”, “we”, “us” or “the Company” refers Stramsen Biotech Inc.

Other than in the table on the cover page, dollar amounts have been rounded to the closest whole dollar.

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THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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PART II

1	Company History and Business Overview

The Company

Corporate Information

We were founded on November 6th, 2020, as a Delaware corporation under the name Stramsen Biotech, Inc. Our principal executive offices are located at 5718 Westheimer Road Suite # 1000, 10th Floor, Houston, Texas 77057 and our telephone numbers are (713) 260-2622 - Toll free (800) 485-2110.

Our website address is www.stramsenbiotech.com. The information on, or that can be accessed through our website is not part of this offering circular. We have included our website address as an inactive textual reference only.

We have a rental facility located in Dar es Salaam, Tanzania. We use this location as a laboratory and production facility.

Stramsen Biotech Inc. and our logo are some of our trademarks used in this offering circular. This circular also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this offering circular may appear without the ® and ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

Our Mission

Our goal is to offer patients sustainable and affordable healthcare solutions through plant-based medicines, which are safer and have fewer side effects. Additionally, we plan to engage in related activities such as compounding and manufacturing generic medications.

2	Information About Current Share Price and Discount

The valuation for this offering was conducted by Stonebridge Advisory, a third-party company based in Los Angeles, California. The company's valuation stands at $6.5 billion, with 750,000,000 authorized shares, resulting in a per-share value of $8.67. We are currently offering a one-time discount of approximately 86%, bringing the current share price down to $1.20.

Information about Regulation D

On May 20, 2024, we filed Form Regulation D Rule 506(c) with the SEC. We have also reserved the trading symbol 'SRBX' with Nasdaq for future use. We are offering institutional and large-scale investors a one-time special price for high-volume purchases. This document has been prepared internally by our team at Stramsen Biotech Inc. and does not constitute copyrighted material. We affirm that no third-party services were engaged in the composition of this circular. We hereby affirm that no external consultancy services were engaged in the composition of this circular. While the content herein is primarily original, we acknowledge that some information may have been derived from publicly available sources in accordance with fair use principles.

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The Offering

Securities Offered	Maximum of shares of 16,666,667 shares of Common Stock ($20,000,000)
Minimum Investment	No minimum investment.
Common Stock outstanding before the offering	--
Common Stock outstanding after the offering	shares available to investors in this offering.
Use of Proceeds	The net proceeds of this offering will be primarily used to for research and development, sales and marketing and general corporate purposes. See “Use of Proceeds.”
Risk Factors	Investing in our securities involves risks. See “Risk Factors” and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest.
Liquidity	This is a Tier 1, Regulation A offering where the offered securities will not be listed on a Registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1934, as amended. After qualification, we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over the counter market, if we determine that such market is appropriate given the structure of the Company and our business objectives. There is no guarantee that the shares will be publicly listed or quoted or that a market will develop for them. Please review carefully “Risk Factors” for more information.

Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

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●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A), and

●	current reports for certain material events.

After completing the fiscal year's reporting in which our offering statement was approved, we may suspend our ongoing reporting obligations under Regulation A if the securities of each class related to this offering are held by fewer than 300 individuals and no further offers or sales are ongoing. Should we become subject to the ongoing reporting requirements of the Exchange Act, and as a company with total annual gross revenues of less than $1.07 billion in the last fiscal year, we will qualify as an 'emerging growth company' under the Jumpstart Our Business Startups (JOBS) Act of 2012. This designation allows us to benefit from reduced reporting requirements and exempts us from certain significant obligations typically required of public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that

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this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Implications of Being an Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the year following the fifth anniversary of the consummation of this offering, (2) the last day of the year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the year in which we are deemed to be a “large accelerated filer” as defined in Rule12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•	We will present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and related management’s discussion and analysis of financial condition and results of operations;

•	We will avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or Sarbanes Oxley;

•	We will provide less extensive disclosure about our executive compensation arrangements; and

•	We will not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of the extended transition period for complying with new or revised financial accounting standards. As a result of the accounting standards election, we will

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not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult. Additionally, because we have taken advantage of certain reduced reporting requirements, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Through and including, 2024 (the 25th day after the date of this circular), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a circular. This is in addition to a dealer’s obligation to deliver a circular and with respect to an unsold allotment or subscription.

We have not authorized anyone to provide you with any information other than that contained in this circular or in any free writing circular prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this circular is accurate only as of the date on the front cover of this circular. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: we have not done anything that would permit this offering or possession or distribution of this circular in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this circular must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this circular outside of the United States.

3	Offering Circular Summary

This summary highlights information contained elsewhere in this circular and does not contain all the information that you should consider in making your investment decision. Before deciding to invest in our common stock, you should read this entire circular carefully, including the sections of this circular entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes contained elsewhere in this circular. Unless the context otherwise requires or as otherwise noted, references in this circular to the “company,” “Stramsen Biotechnology,” “Stramsen,”, “SBRX”, “we,” “us” and “our” refer to Stramsen Biotech, Inc.

Antimicrobial Resistance (AMR)

Another reason for plant-based medicines is antimicrobial resistance (AMR). What is AMR? This takes place when microbes are exposed to high-grade antibiotics over time, become used to them, and eventually build a resistance. What does this mean? Bacteria, viruses, fungi and parasites change over time and no longer respond to medicines making infections harder to treat and increase the risk of spreading diseases, severe illness and death. Microbes evolve mechanisms that protect them from the effects of antimicrobials (drugs used to treat infections). All classes of microbes can evolve to resist the drugs making them ineffective. Fungi will develop antifungal resistance, viruses antiviral resistance,’ protozoa antiprotozoal resistance, and bacteria antibiotic resistance. Together all of these come under the umbrella of antimicrobial resistance.

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Microbes resistant to multiple antimicrobials are called multidrug resistant (MDR) and are sometimes referred to as superbugs. Although antimicrobial resistance is a naturally occurring process, it is often the result of improper usage of the drugs and management of the infections.

Synthetic Drugs vs. Herbal Drugs

Synthetic drugs or laboratory-based drugs address symptoms caused by specific diseases as understood by scientific pathology, however, an herbal medicine usually directs in aiding the body towards its own healing process. About 8% of hospital admissions in the United States of America is due to adverse or side effects of synthetic drugs. Approximately 100,000 people each year die due to these toxicities. This means that the number killed in the U.S. by pharmaceutical drugs are at least three times more than the number killed by drunk drivers. Additionally, each year thousands of people die from supposedly “safe” over-the-counter drugs. Deaths or hospitalizations due to herbs are so rare that they are hard to find. The National Poison Control Center of the United States does not even have a category in their database for side or adverse reactions to herbs. Therefore, people every year turn to herbal medicine because they believe plant remedies are free from undesirable or unexpected side effects. However, toxicity of herbal medicines needs to be seen in context (Although herbal medicines are generally considered to be safe and effective). Source: https://www.ncbi.nlm.nih.gov/pmc/articles Antimicrobial Resistance (AMR)

Synthetic medicines, while effective, often come with a significant drawback: the potential for unexpected or undesired side effects that may take years or even decades to manifest. This uncertainty creates a substantial risk for pharmaceutical companies, potentially leading to costly civil lawsuits and significant financial liabilities. Moreover, these legal challenges can cause instability in the stock prices of public companies, further impacting their market position.

In contrast, plant-based medicines offer a compelling alternative. These natural remedies are far less likely to face the same level of risk and uncertainty. By harnessing the power of nature, we can potentially avoid the pitfalls associated with synthetic drugs while still providing effective treatments. This approach not only benefits patients but also offers a more stable and sustainable business model for pharmaceutical companies.

At Stramsen Biotech Inc., we're at the forefront of this revolutionary approach to medicine. Our commitment to developing plant-based treatments isn't just about creating safer alternatives - it's about transforming lives while minimizing risks. By choosing the natural path, we're not only innovating in healthcare but also protecting our business and our investors from the unpredictable consequences often associated with synthetic drugs.

Manufacturing and Distribution of Generic Drugs

Stramsen Biotech Inc. Intends to offer a wide range of affordable generic drugs, making them accessible to more patients, especially in developing countries. We will manufacture these generic drugs through third party manufacturing plants. Stramsen Biotech Inc will work with foreign aid donors such as the EU, USAID, Bill and Melinda Gates foundation, the Clinton foundation and governments overseas to secure contracts to manufacture and distribute generic drugs to the developing countries.

Our Clinical Trial Priority Order

Although we have 33 drug candidates, we are aware that we may not be able to run clinical trials for all 33 drug candidates, and if we do it may take several decades, and we may not get enough funding to complete all 33 drugs’ clinical trials. Our scientists may discover better drug candidates that have high demand that may be prioritized in clinical trials order.

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Executive Summary

Stramsen Biotech Inc. is a Texas-based biopharmaceutical company that was incorporated in the state of Delaware in November 2020. Stramsen Biotech Inc. (the “Company” or “we”) uses a natural plant-based approach to develop therapeutics or medicines for infectious and non-infectious diseases that will improve healthcare and positively impact on the lives of many people. The founders and management team intend to make Stramsen Biotech, Inc among global top pharmaceutical companies in the near future. The ultimate goal is to make Stramsen Biotech, Inc a household brand name and reputable medicine manufacturing company in the United States.

Due to rising resistance and safety concerns to some synthetic drugs, people around the world are increasingly turning to natural plant-based medicines and traditional medicine as whole for their healthcare needs. According to WHO, around 80% of the world’s population is estimated to use traditional medicine and 170 of the 194 WHO Member States have reported the use of traditional medicine. It is interesting to note also that currently, about 40% of the medicines that are prescribed to all patients in the world are derived from medicinal plants.

In this regard, Stramsen Biotech's goal is to study and develop plant-based drugs to provide patients with natural, safe, and efficacious medicines for the treatment of different kinds of diseases. We have access to a database of several thousand medicinal plants. This database of medicinal plants is owned by a third-party organization. We also have a committed and focused multidisciplinary scientific research team dedicating their lives every day to exploring and researching the processes and mechanisms underlying disease acquisition and development and treatment.

Over time, our scientists have studied and developed a large portfolio (pipeline) of thirty-three (33) plant-based drugs for several diseases and conditions. Eleven (11) of these drugs are ready for clinical development including (i) SBX 1052 for controls/prevents enlargement of the prostate glands, (ii) SBX1968 for controls/prevents the proliferation and metastasis prostate glands cancer, (iii) SBX 2021 for controls/prevents the proliferation and metastasis of various cancer cells, (iv) SBX 2022 For controls/prevents the proliferation and metastasis of blood cancer, (v) SBX 2023 For treatment of various peripheral neuropathic disorders, (vi) SBX 2000 for management of various forms of cardiovascular diseases, (vii) SBX 1977 , a wound healing drug with cell proliferation & strong antibacterial properties. (viii) SBX 2048 for controls HIV and improves immunity, (ix) SBX1988 for controls diabetes, (x) SBX2011 for treatment of kidney infections and dissolves / breaks-up kidney stones and (xi) SBX1967 for relieving bone/joint pains and improves joint lubrication. The Company plans to initiate the first clinical trials for our first three lead drug candidates in the first half of 2025. These drugs include SBX 1052, SBX 1968, and SBX 1977 for prostate cancer, prostate enlargement, and wound care, respectively. Thus, preparations are underway to submit multiple Investigational New Drug applications (INDs) to the Food and Drug Administration (FDA).

We are committed to our work and upholding the tradition of scientific inquiry. We have the skills and experience to scientifically investigate a variety of diseases, spinning all the way from coming up with the initial idea for a research project to carrying out the actual experiments and analyzing and disseminating the results or findings and advocacy for health policy changes. The Company’s core scientific team includes PhD-level Scientists and University Professors with over 80 years of collective or combined experience in medicine research and is recipients of several awards and research grants. The team

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specializes in Medicinal Phytochemistry, Natural Products Pathophysiology, Microbiology, Molecular Biology, Biomedical Sciences and Clinical Science. All of them have published extensively in peer-reviewed international journals. Our scientists have been working in different research projects prior to the formation of Stramsen Biotech, Inc.

Executive Officers and Directors

Our Core Management Team.

We have assembled an executive team of scientific, clinical, and business leaders with broad expertise in business and biotechnology.

President & Chief Executive Officer (CEO)

US Military Veteran, Mr. Scott R. Villwock is our President and Chief Executive Officer (CEO). Mr. Scott R. Villwock holds a Bachelor of Science Degree in Business Management from University of Maryland and an Associates of Arts Degree in Logistics Management from the College of Air Force. After serving in the US and Europe in the United States Air force as a Logistics Specialist for six years, Scott was honorably discharged and began working in the energy and retail industries, more specifically at Amazon and Exxon as a supply chain executive. Scott brings a strong passion for solving complex problems while leveraging people, systems and processes to achieve results in a data-driven environment.

Co - Chief Executive Officer (Co-CEO)

Dr. Kefas Mugittu holds a PhD in Microbiology (specializing in malaria resistance) from the University of Basel, Switzerland, and completed a Post-doctoral Fellowship in tuberculosis (TB) at the Novartis Institute of Tropical Diseases (NITD) in Singapore. With over 20 years of research experience, he has led numerous malaria therapeutic efficacy study projects, involving patient recruitment, treatment and response assessments.

Dr. Mugittu also worked with the World Health Organization (WHO) on large-scale Artemisinin-based Combination Therapy (ACT) trials across nine African countries, assessing clinical and parasitological responses to ACT treatments. His molecular genotyping protocol, used to distinguish between treatment failures and new infections, was later adopted by WHO for global malaria studies.

At NITD, he developed high-throughput molecular tools for TB strain identification and resistance profiling. These tools enable rapid monitoring of malaria and TB dynamics, including drug resistance and susceptibility. Dr. Mugittu has also been involved as a Technical Advisor in a malaria surveillance project In Tanzania that is funded by the United States Agency for International Development (USAID).

Chief Chemist

Prof. Hamisi Malebo is the Chief Chemist. He holds a PhD in Medicinal Phytochemistry, a sandwich program from Kenyatta University, Kenya and University of Basel, Switzerland in 2009. He is conversant with the health research and healthcare landscape issues. As a Chief Research Scientist at the National Institute of Medical Research (NMRI) he worked in-country and overseas at the Shijiazhuang North Pharmaceutical Company in China, South China Botanical Garden in China, International Centre of Genetic Engineering and Biotechnology in India, Pasteur Institut in Tunisia, School of Pharmacy, Department of Pharmacological and Biomolecular Sciences (DiSFeB), Università DegliStudi di Milano and the School of Pharmacy at the University of Camerino in Italy. He is well vested with management of research for drug design, discovery, development and pharmaceutical production. Currently, he is the Executive Secretary to the UNESCO National Commission of the United Republic of Tanzania. He is also an adjunct professor of Department of International Health, School of Nursing and Health Studies at Georgetown University in Washington, DC USA.

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Director of Research

Professor Gaymary Bakari (PhD) is the Director of Research at Stramsen Biotech Inc. She holds a PhD in Natural Product Physiopathology from and a master’s degree in public health. Currently, she is the Head of the Department of Physiology and Biochemistry in the College of Veterinary Medicine and Biomedical Sciences, at SUA. Professor Bakari has been working in academia for the last 17 years, mainly conducting Research, Development and Innovations in Natural Product Medicine. She has worked extensively in this area, studying safety, toxicity, pharmacological and efficacy of a plant part crude extra on various pathogens including bacteria, viruses, protozoa and fungi. She also explored the cellular properties or activity of these extracts on human wounds. Some of her studies led to development and formulation of Finished Herbal Preparation for various diseases treatment and wound care.

Senior Scientists

Dr. Akshay Adhikari, Ph.D., is a Molecular Biologist with a doctorate from the prestigious Indian Institute of Technology (IIT) Bombay, one of the world's leading science universities. He completed his postdoctoral fellowships at the Max Planck Institute of Molecular Cell Biology and Genetics (MPI-CBG) in Dresden, Germany, and at Université de Montréal in Montreal, Canada.

Dr. Narendra Reddy C.M., Ph.D., is our Senior Scientist. He earned all three of his academic degrees from Dravidian University in India. Dr. Reddy is an award-winning research scientist with extensive expertise in formulation, research and development (R&D), and new product development. He holds a Doctor of Philosophy (Ph.D.) in Biotechnology, a Master of Science (M.Sc.) in Biotechnology, and a Bachelor of Science (B.Sc.) in Biotechnology, Botany, and Chemistry.

Mr. Fadhili Tuguta serves as a scientist in our team. He holds two master's degrees. His first is in Biotechnology from the University of Houston-Clear Lake, and his second is in Business Analytics from The University of Texas Rio Grande Valley.

Chief Medical Officer

Dr. Sabina Mwingira is the Chief Medical Officer. She obtained her Doctor of Medicine degree from Wroclaw Medical University in Poland. She also has a master’s degree in healthcare administration from Texas Southern University in Houston, Texas.

Field Medical Director

Dr. Phillip Muhoch, M.D., is a distinguished Anesthesiologist with a wealth of experience in clinical research and development. A graduate of the prestigious University of St. Petersburg, Dr. Muhoch brings invaluable expertise to Stramsen Biotech Inc. His extensive background in anesthesiology, coupled with his passion for innovative medical solutions, positions him as a key asset in our mission to transform patient lives through plant-based medicines. Dr. Muhoch's unique blend of clinical acumen and research prowess significantly enhances our ability to develop groundbreaking biopharmaceutical treatments.

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Medical Science Liaison

Dr. Patience Luoga, M.D., MSc. Neurology, MBA. Esteemed graduate of Christian Medical College and the University of California (Residency). Dr. Luoga is not just an experienced medical doctor, physician, and neurologist; he is a beacon of

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excellence in patient care. With his wealth of expertise and compassionate approach, Dr. Luoga brings an unparalleled level of dedication to Stramsen Biotech Inc. His unique blend of medical knowledge and business acumen positions him as an invaluable asset in our mission to transform lives through innovative, plant-based medicines.

Medical Director

Dr. Charles Onesphor is a highly accomplished surgeon with extensive experience, having earned his master’s medical degree from the prestigious University of Alexandria. His exceptional skills and dedication to patient care make him an invaluable asset to our team at Stramsen Biotech Inc. As an esteemed medical doctor, physician, and surgeon, Dr. Onesphor brings a wealth of expertise to our innovative plant-based drug development initiatives. His vast experience in patient care uniquely positions him to guide our research and development efforts, ensuring that our natural medicines effectively address the needs of patients and transform lives.

The Board of Directors

Nomination of Directors

The candidates for membership in the Board of Directors are typically identified by the existing Directors or members of Management Team. Information with respect to the candidates should be sent to as hard-copies to Stramsen Biotech Inc., c/o CEO, P.O Box 420661, Houston, Texas 77242 or soft-copy at info@stramsenbiotech.com. The credentials of the recommended candidates are critically reviewed and evaluated by the Nomination Committee. The review report and recommendations are sent to the Board of Directors for appropriate action. Any such candidates will be evaluated and recruited on the same procedure. In identifying and recruiting nominees, the Board considers the needs and prevailing gaps in addition to diversity in its members, professional background, age, experience, qualifications, attributes, and skills. However, there is no formal policy regarding the consideration of diversity.

The Current Directors

Mr. Augustino Mbogella. - CIA, CCSA, FCPA, CRMA & MBA. Mr. Mbogella started his career with Coopers and Lybrand one of the predecessor firms of PwC in 1996.He was also a KPMG contracted consultant for internal audit and risk management. He has over 20 years of practice, training and consulting in Internal Audit, Risk Management, Controls and Governance matters. For 10 years he was the Chief Audit Executive of NMB Bank Plc. He has Strong understanding of the banking industry, major processes, risks and controls as well as Bank regulations. He is a Certified External Quality Assessor of Internal Audit Function. He is a Certified Trainer of the Institute of Internal Auditors (IIA) Headquartered in Lake Mary, Florida. He has trained extensively on risk-based audit, audit report writing, CIA review classes, Boards and Audit Committee operations, Risk Management, Governance, fraud prevention, detection, and investigation strategies. He has spoken at IIA conferences in several African countries, Latin America and at IIA International Conference. Mr. Mbogella sits on the Global Board of the IIA and several other Boards. He was also a member of the International Internal Audit Standards Board (IIASB) 2012-2018. IIASB is responsible for developing internal audit standards and implementation guidance for use globally. The Company believes that Mr. Augustino Mbogella is qualified to serve as a member of the Board of Directors due to his extensive finance and auditing experience. Mr. Mbogella has an MBA from Netherlands based Maastricht School of Management.

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Mr. Timothy Tyler - MBA University of Houston Downtown. Mr. Tyler is a detail-oriented, solutions-focused Financial Accountant respected for 9+ years of leveraging expertise in the accounting, financial analysis, and SAP Configuration realms, cultivating highly impactful research to effectively operate all accounting initiatives, including accounts payable, invoice processing, audits, and FICO integration. The Company believes that Mr. Timothy Tyler is qualified to serve as a member of the Board of Directors due to his education and experience in accounting and finance.

Prof. Mkumbukwa Madundo Mtambo–Master of Science & (Ph.D.) University of Glasgow, UK. Prof. Mtambo is very experienced in natural product research. He worked extensively in academia holding various position including Deputy Vice Chancellor -Academics, Research and Innovations at the Nelson Mandela African Institute of science and Technology in Arusha, Tanzania as well as Depute Dean, Head of Department, Senior Lecturer, lecturer and Tutorial Assistant in the Faculty of Veterinary Medicine, Sokoine University of Agriculture in Morogoro, Tanzania. While serving in academia, Prof. Mtambo conducted various research activities including the (i) development and validation of locally developed Newcastle Disease vaccine, (ii) various studies on medicinal/therapeutic properties natural products under the African Natural Products Network for Research and Training (AFNNET). Presently, he has three Intellectual Property Rights for use of crude medicinal plants extract against animal bacterial and viral infections as well as wound healing. The Company believes that Prof. Mtambo is qualified to serve as a member of the Board of Directors due to his education and experience in science and medicine research projects.

Mr. Ibim Harry- Law Degree (J.D). William Mitchell College of Law – Minnesota. Mr. Harry has worked for many years with The Houston Housing Authority and Dallas Housing Authority. The Company believes that Mr. Harry- is qualified to serve as a member of the Board of Directors due to his education in law and his management experience.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Declaration of involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past two years:

-	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
-	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
-	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

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-	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
-	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
-	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Information About Partnership

We conduct our research projects in East Africa Particularly in Tanzania with the help and partnership with Phytopharma Company Limited a registered corporation in Tanzania. Our Chief Chemistry Prof. Hamis Malebo (Ph.D) is the president and CEO of Phytopharma Company Limited in Dar es salaam Tanzania. We expect to partner with two organizations in the next few several weeks. We expect to sign memoranda of understanding with one of the research departments of the Sokoine University and Muhimbili university of health and allied sciences.

Our Director of Research Prof. Gaymary Bakari (Ph.D) is the head of the department of Physiology at The Sokoine University of Agriculture in Morogoro, Tanzania.

It should be noted that most of our foreign expenses are converted to US$ from a foreign currency namely Tanzanian shillings or currencies in the neighboring countries. It should also be noted that exchange rates may fluctuate regularly, and expenses may have been calculated based on the prevailing / current rate at the time of preparation of this circular.

Information About Our Products

Examples of modern plant-based drug discoveries

For ages, plants have been used as source of many drugs for treatment of various diseases. According to the website www.ncbi.nlm.nih.gov, many conventional drugs originate from plant sources: a century ago, most of the few effective drugs were plant-based. Examples include aspirin (from willow bark), digoxin (from foxglove), quinine (from cinchona bark), and morphine (from the opium poppy).

An outstanding example of such a drug discovery process is artemisinin derivatives from Artemisia annua. Also known as Qing-hao in Chinese, this plant yields a highly oxygenated sesquiterpene called Qinghaosu, or artemisinin. This is poorly bioavailable on oral administration despite its potent antimalarial activity. It was therefore reduced, yielding far more potent and bioavailable derivates such as dihydroartemisinin, artemether, and artesunate, all of which are in use today as the most rapidly acting and powerful antimalarials, including against the multidrug-resistant Plasmodium falciparum variants For further information please visit to www.news-medical.net.

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Quinine is another popular malaria medicine from thegenus Cinchona with about 23 species of plants, mostly trees, in the madder family (Rubiaceae), native to the Andes of South America.The bark of some species contains quinine and was used to treat malaria from as early as the 1600s.

The discovery of bicyclol for the treatment of hepatitis, an often-fatal condition, is another example. The hepatitis B virus alone causes millions of cases and over a million deaths every year. Bicyclol is a synthetic second-generation derivative of a compound obtained from the fruit of the Chinese magnolia vine or orange magnolia vine (Schisandra chinensis), following the direction of traditional Chinese medicine (TCM). This fruit yields multiple active compounds, such as schisandrin C. Its synthetic intermediate, bifendate, was further developed into bicyclol. Other compounds in this fruit have anti-steatotic effects in liver cells, opening up new opportunities for the treatment of hypercholesterolemia.

Our plant-based candidate drugs ready for clinical development

SBX 1977 – For Wound care and Treatment

Wounds and Wound Healing

A wound is as damage or disruption to the normal anatomical structure and function.[1] It causes breakdown in the protective function of the skin ranging from a simple break in the epithelial integrity of the skin to much deeper injury, extending into subcutaneous tissue with damage to other structures such as tendons, muscles, vessels, nerves and even bone.[2] Wounds can be classified as acute and chronic according to their healing time frame.

Wound healing is a continuous process. However, for the purpose of facilitating understanding of the involved physiological processes, it is arbitrarily divided into phases.[3] It is a complex multicellular process that involves interactions between different immunological and biological systems as briefly outlined in the three phases below:

The inflammatory phase: This is the body’s natural response to injury. It is typically characterized by contraction of the blood vessels at the injury site and formation of clot to achieve haemostasis. The blood vessels then dilate to allow recruitment of various essential molecules and cells to the area. The recruited elements include white blood cells, antibodies, growth factors, enzymes, and nutrients. This leads to a rise in exudation levels and evidence of characteristic signs of inflammation i.e., erythema, heat, oedema, pain and functional disturbance. The prevalent cells at this stage are the phagocytes which, in addition to mounting a host response they autolyze any devitalized ‘necrotic / sloughy’ tissue.

Proliferation phase: At this stage the wound is reconstructed with new granulation tissue comprised of collagen and extracellular matrix. Through the process of angiogenesis, a new network of blood vessels is formed in the granulation tissue. The vessel network ensures that fibroblasts continue to receive sufficient levels of oxygen and nutrients for a healthy granulation tissue. Finally, epithelialization process takes place to restore the epithelial cell layer over the wound surface.

Maturation phase: This phase occurs once the wound has closed. It involves remodeling of collagen from type III to type I. There is a reduction in cellular activity and regression and decrease of the number of blood vessels in the wounded area.

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Medicinal properties of the Source Plant for SBX 1977

The Genus from which SBX 1977 wound healing drug is made has several species that have medicinal properties. Antibacterial, anti-inflammatory, anticancer and antiviral effects have been described and scientifically validated in various parts of the world. The specific species used for the development of SBX 1977 is a common and important medicinal plant in parts of East Africa. It is extensively used by locals for the treatment of various diseases including sexually transmitted infections, skin infections, worm infestation, coughs and other chest problems in both humans and livestock. The first scientific evaluation of its antibacterial and antifungal activity as well as toxicity was described by a group of our scientists. Subsequently, the group assessed and validated its effects on wound healing and formulated a gel for treatment of wounds.

Description of SBX 1977

The process of wound healing described above can be facilitated using various healing agents, such as SBX 1977. This drug is a composition of resinous extract from a tropical natural plant andpharmaceutical excipients to produce a pale yellowish gel for topical application. The drug promotes cell proliferation and has strong antimicrobial activity. Preliminary studies indicate that the drug is effective on acute and chronic wounds, abscess and fungal infections.

Stramsen Biotech Inc. intends to undertake early-phase clinical trials of the SBX 1977 topical wound healing formulation. Currently, the company is preparing to submit an Investigational New Drug application (IND) with the United States Food and Drug Administration to topically use this investigational drug to humans i.e. to start early-phase human clinical trials and obtain permission to ship the experimental drugs across states lines.

Drugs for Treatment of Various Cancers

Cancer Overview

Cancer is a generic term for a large group of diseases that can affect any part of the body. The disease is characterized by the development of abnormal cells that grow uncontrollably. It is caused by the interaction of genetic and environmental (physical, chemical and biological) factors [1] that lead to conversion of normal cells into tumor cells. Tumorous cells might travel and invade neighboring parts and/or spread to other distant organs of the body (metastasis), a phenomenon reported as the major cause of death from cancer [2].

The cancer burden continues to increase. The disease is now the second leading cause of death globally [3]. Worldwide, an estimated 19.3 million new cancer cases (18.1 million excluding nonmelanoma skin cancer) and almost 10.0 million cancer deaths (9.9 million excluding nonmelanoma skin cancer) occurred in 2020 [4, 5]. Lung, prostate, colorectal, stomach and liver cancer are the most common types of cancer in men, whereas breast, colorectal, lung, cervical and thyroid cancer are the most common among women [6]. Cancer is commonly treated by radiotherapy, chemotherapy and/or surgery. All these methods have some disadvantages and side effects [7], calling for development of new cancer treatment approaches. Herbal medicine one of the new approaches that needs to be explored. It is a cheap, safe, and less toxic means of cancer treatment compared to synthetic drug molecules.

Background of Cancer Herbal Medicines

For several thousand years, plants have been used by many cultures around the world for medical purposes. Indeed, the art of medicinal plants is as old as humanity itself [8]. Out of over 250,000 plant species in the world, around 3000 have demonstrated anticancer properties. Several agents have been identified and isolated [9] from them and their anticancer [10]

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and antimetastatic [11] activities described. Detailed reviews have documented anticancer medicinal plants the Asia [10, 12] and Africa. [13,14,15] Several major classes of compounds have been identified as responsible for anticancer activity. These include polyphenols, flavonoids, alkaloids, saponins, triterpenes, tannins, and quinones, and believed to be effective against one or more types of cancers. [13] Their main anticancer pharmacological actions involve antiproliferation, cytotoxicity, cytostasis, antimetastasis, apoptosis, antioxidation, inhibition of angiogenesis and reduction of cancer cell viability [10, 13,16]. Some of these plants have recorded remarkable results in the inhibition of cancer in animal models [10] and humans. [10, 13]

Description of Our Cancer drugs

Our scientists have developed three anticancer herbal drugs from cocktails of tropical natural medicinal plants. The drugs have undergone some preliminary testing in hospitals in East Africa and shown remarkable results against various cancers in humans (Prof. Hamis Malebo, Personal Communication). Further information on treatment outcome will be availed after publication. A brief description of these drugs and their anticancer effects is provided below:

SBX 1052 – This is a cocktail of natural medicinal plants and pharmaceutical excipients to produce a brown suspension for oral administration. Basically, it is an herbal formulation containing alkaloids, terpenoids, flavonoids and essential oils. It prevents the enlargement of prostate gland and helps improve the function of urinary system.

SBX 1968 -This is a cocktail of natural medicinal plants and pharmaceutical excipients to produce a brown suspension for oral administration. Basically, it is an herbal formulation containing alkaloids, terpenoids, flavonoids and essential oils. It prevents the enlargement of prostate gland as well as proliferation of prostate cancer cells.

SBX 2021 - This is a cocktail of natural medicinal plants and pharmaceutical excipients to produce a brown suspension for oral administration. Basically, it is an herbal formulation containing alkaloids, terpenoids, flavonoids and essential oils. Prevents the proliferation of and metastasis of various Cancer cells.

SBX 2022 - This is a cocktail of natural medicinal plants and pharmaceutical excipients to produce a brown suspension for oral administration. Basically, it is an herbal formulation containing alkaloids, terpenoids, flavonoids and essential oils. It prevents the proliferation and metastasis of a group of blood cancers that usually begin in the bone marrow and result in high numbers of abnormal blood cells (Leukemia). Leukemia is cancer of the body's blood-forming tissues, including the bone marrow and the lymphatic system.

Stramsen Biotech Inc. intends to undertake early-phase clinical trials of the four herbal drugs mentioned above. Currently, the company is preparing to submit an Investigational New Drug application (IND) with the United States Food and Drug Administration to administer the investigational drugs to humans i.e. to start early-phase human clinical trials and obtain permission to ship the experimental drugs across states lines.

SBX 2023 – for Peripheral Neuropathy

Overview of peripheral neuropathy:

The National Institute of Neurological Diseases and Stroke defines peripheral neuropathy as a group of conditions that involve damage to the peripheral nervous system; the vast communication network that sends signals between the central nervous system (the brain and spinal cord) and all other parts of the body. Nerve signaling in neuropathy is disrupted in three ways: (i) loss of signals normally sent, (ii) inappropriate signaling when there shouldn’t be any and (iii) errors that distort the messages being sent. Symptoms of peripheral neuropathy vary depending on the nerve fiber(s) affected and severity of damage. Patients may experience pain, pins-and-needles sensation, numbness and muscle weakness. These symptoms may develop over days, weeks, or years and can range from mild to disabling conditions.

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Common causes of Peripheral Neuropathy include metabolic diseases, viral infections, trauma, severe ischemic insults, and autoimmune diseases [1.2]. Due to the heterogenous nature of causes and the complex underlying pathophysiology, most of the currently available chemotherapeutic agents are not sufficiently able to control the disease. In addition, the side effect profile limits the use of the available chemotherapeutic agents [3.4]. Unlike nerve cells in the Central Nervous System (CNS), peripheral nerve cells continue to grow throughout life, hence their ability to regenerate and restore functions once damaged. Thus, there has been a growing interest focusing on discovery of new therapeutic agents.

Medicinal plants for treatment of peripheral neuropathy

For several thousand years, plants have been used by many cultures around the world for medical purposes. Indeed, the art of medicinal plants is as old as humanity itself [5]. Natural products have long been used in different communities as traditional remedies for the management of different neurological problems. In recent years, the world has experienced increased demand and the use of herbal medicines or phytopharmaceutical molecules for the management of neuropathy. This is primarily due to their lower complications and fewer side effects than synthetic drugs [6,7].

Several plant species are known to be effective in the management of peripheral neuropathy. Two extensive review lists herbal drugs and plants that exhibited protective effects on neuropathic pain and discusses the possible underlaying mechanism [8,9]. One study evaluated Cannabissativa , Linumusitatissimum , Matricaria chamomilla , Curcuma longa (turmeric), Citrullus colocynthis , Capsaicin and a polyherbal Japanese formulation called Goshajinkigan. In this review, Cannabis sativa, Linumusitatissimum, capsaicin, and Goshajinkigan were found to be more effective in relieving neuropathic pains than the rest of the herbs [8].

Another study evaluated several herbal medicines and their constituents that have demonstrated effect on neuropathic disorder of different etiologies [9]. The evaluated herbal medicines include Acorus calamus, Artemisia dracunculus, Butea monosperma, Citrullus colocynthis, Curcuma longa, Crocus sativus, Elaeagnus angustifolia, Ginkgo biloba, Mitragyna speciosa, Momordica charantia, Nigella sativa, Ocimum sanctum, Phyllanthus amarus, PterodonpubescensBenth, Rubia cordifolia and Salvia officinalis. These herbal medicines are well tolerated and reported to reduce pain, and improve nerve function, nerve conduction velocity, and quality of life. They bring about these effects by a variety of mechanisms including antioxidant effects, anti-inflammatory activity, anti-apoptotic activity, neuroprotective action, calcium inhibitory activity etc. [8,9].

Description of SBX 2023

Our scientists have developed a herbal drug dubbed SBX 2023 from a cocktail of tropical natural medicinal plants. The drug has undergone some preliminary testing in hospitals in East Africa and has shown remarkable results against various forms of peripheral neuropathic disorders in humans (Prof. Hamis Malebo, Personal Communication). Further information on treatment outcome will be availed after the publication of the data. The drug is made of a cocktail of natural medicinal plants and pharmaceutical excipients to produce a brown suspension for oral administration. Basically, it is an herbal formulation containing alkaloids, terpenoids, flavonoids and essential oils.

Stramsen Biotech Inc. intends to undertake early-phase clinical trials of the drugs mentioned above. Currently, the company is preparing to submit an Investigational New Drug application (IND) with the United States Food and Drug Administration to administer the investigational drugs to humans i.e., to start early-phase human clinical trials and obtain permission to ship the experimental drugs across states lines.

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SBX 1988 – For Control of Diabetes

Overview of diabetes

Diabetes is a chronic disease that occurs when the pancreas does not produce enough insulin causing insulin deficiency (Type 1 diabetes) or the body cannot effectively use the insulin it produces (Type 2 Diabetes). The latter is largely caused by excess body weight and physical inactivity. Over 95% of people with diabetes have type 2 diabetes. Insulin is a hormone that regulates blood sugar. Hyperglycaemia, is a common feature of uncontrolled diabetes and over time leads to serious damage to many of the body's systems, especially the heart, blood vessels, eyes, kidneys, and nerves [1].

The global diabetes prevalence in 2019 is estimated to be 9.3% (463 million people), rising to 10.2% (578 million) by 2030 and 10.9% (700 million) by 2045 [2]. Change of lifestyle is effective in preventing or delaying the onset of type 2 diabetes. This includes measures such as maintaining a healthy body weight, physical activity, eating a healthy diet, avoiding tobacco use. Diabetes is treated by diet and physical activity alongside lowering of blood glucose using hypoglyceamic drugs and all other risk factors that damage blood vessels.

Medicinal plants for treatment of diabetes

Current chemotherapeutic agents used in the treatment of diabetes are known to have many adverse side effects [3]. Medicinal plants been extensively used for the treatment of various diseases [4]. Many plants from different parts of the world have been investigated for anti-diabetic effects.

A detailed review revealed the following plants that are effective in controlling and treating diabetes, including Urtica, Trigonella foenum-graecum, Allium sativum, Carthamus tinctorius, Ferulaassa-foetida, Bauhinia, Gymnemasylvestre, Swertia, Combretum, Sarcopoterium, Liriope, Caesalpinia bonduc, Coccinia grandis, Syzygiumcumini, Mangifera indica, Momordica charantia, Ocimumtenuiflorum, Pterocarpus, Tinosporacordifoli, Salvia officinalis, Panax, Cinnamomum verum, Abelmoschus moschatus, Vachellianilotica, Achyranthes, Fabaceae, Mentha, Asphodelaceae, Andrographis paniculata L, Artemisia herba-alba, Artemisia dracunculus, Azadirachta indica, Caesalpinioideae, Pachira aquatic, Gongronemalatifolium, Nigella Sativa, Tinospora cordifolia (guduchi), Chrysanthemum morifolium, Zingiber zerumbet, Symphytum, Cactaceae, Symplocos, Perilla frutescens, Terminalia chebula and Aloe vera. These herbal plants exhibit a variety of antidiabetic mechanisms including (i) inhibition of glucose 6-phosphatase and fructose-1, 6- bis-sepsfatase in the liver (ii) stimulation of glucose 6-phosphate dehydrogenase (iii) stimulation of insulin secretion (iv) increasing insulin sensitivity, (v) inhibition of protein tyrosine phosphatase 1B (PTP1B), (vi) inhibition of digestion and intestinal carbohydrate intake, (vi) inhibition of glucose intestinal absorption etc. [5].

Description of SBX 1988

Using a cocktail of tropical natural medicinal plants, our scientists have developed a herbal drug for the treatment of diabetes, dubbed SBX1988. The drug has undergone some preliminary testing in hospitals in East Africa and has shown remarkable results against various forms of CVDs in humans (Prof. Hamisi Malebo, Personal Communication). Further information on treatment outcome will be availed after the publication of the data. The drug is made of a cocktail of natural medicinal plants and pharmaceutical excipients to produce a brown suspension for oral administration. Basically, it is an herbal formulation containing alkaloids, terpenoids, flavonoids and essential oils.

Stramsen Biotech Inc. intends to undertake early-phase clinical trials of the drugs. Currently, the company is preparing to submit an Investigational New Drug application (IND) with the United States Food and Drug Administration to administer the investigational drugs to humans i.e. to start early-phase human clinical trials and obtain permission to ship the experimental drugs across states lines.

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SBX 2048 – For Control of HIV

Overview of HIV/AID

Human Immunodeficiency Virus (HIV) is a virus that attacks the body’s immune system, making a person more vulnerable to other infections and diseases. It is transmitted via the exchange of body fluids from infected person, such as blood, breast milk, semen and vaginal secretions, and from a mother to her child during pregnancy and delivery [1]. The virus infects, attacks and destroys the CD4+ T-lymphocytes as it replicates, leading to their rapid depletion, hence decline of cellular immunity. If not treated, HIV leads to acquired immunodeficiency syndrome (AIDS), characterized by increased vulnerability to opportunistic infections [2].

In 2020, there were 37.7 million people living with HIV/AIDS globally whereas 680,000 died of HIV-related illnesses. The burden of the disease varies considerably between countries and regions, with Africa being most severely affected, accounting for over two-thirds of the people living with HIV (PLHIV) worldwide [1].

Currently, HIV has no effective cure. Therefore, once infected, a person lives with the virus for life. Nonetheless, anti-retroviral therapy (ART) with antiretroviral (ARV) drugs controls the virus, enabling people living with HIV (PLHIV) to live long and healthier lives, and protect their partners [3]. ARVs acts by interfering HIV enzymes essential for replication such as reverse transcriptase, protease and fusion enzyme. Therefore, they slow down viral replication and decrease destruction of in CD4+T lymphocytes thereby, restoring cellular immunity [2]. The UNAIDS has set an ambitious 90-90-90 treatment target. This strategy aims to end AIDS epidemic by 2030, by diagnosing, initiating ART and achieving sustainable viral suppression in 90% of PLHIV by 2020 [4].

SBX2000 – For Cardiovascular Diseases

Overview of Cardiovascular Diseases

Cardiovascular Diseases (CVDs) refer to disorders of the heart and blood vessels such as coronary heart disease, cerebrovascular disease, peripheral arterial disease, rheumatic heart disease, congenital heart disease, and blood clots in veins (deep vein thrombosis). CVDs cause approximately 17.9 million deaths annually, accounting for 32% of global deaths, with many occurring prematurely in people under 70 years old. The prevalence of hypertension has doubled in the last 30 years, with many unaware of their condition.

Key behavioral risk factors include an unhealthy diet, physical inactivity, tobacco use, and excessive alcohol consumption, leading to high blood pressure, high blood sugar, elevated blood lipids, and obesity. CVDs are often linked to atherosclerosis, a condition where fatty deposits build up in arteries, causing high blood pressure. Other contributing factors include diabetes, viral infections, inflammation, and hereditary conditions.

CVD management focuses on prevention by addressing these risk factors. Atherosclerosis is treated through therapies that control hypertension and cholesterol or prevent blood clots. Herbal medicines are also gaining attention as potential alternatives due to concerns over the safety and cost of traditional CVD drugs.

Medicinal Plants for Treatment of CVDs

Herbal medicines contain several bioactive phytochemicals that confers them with multiple cellular mechanisms of action including antioxidant, vasorelaxant, anti- inflammatory, anti-proliferative, or diuretic effects. In addition, herbal medicines can also prevent vascular smooth muscle cell (VSMC) phenotypic switching and inhibit endothelial dysfunction, platelet

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activation, lipid peroxidation and production of reactive oxygen species (ROS). Some phytochemicals are known to reduce total cholesterol and LDL cholesterol levels; decrease the content of lipid in arterial cells; reduce VSMCs proliferation, and macrophage atherogenicity. This multiple molecular and cellular targeting capability can positively modulate events that contribute to hypertension or atherosclerosis and describe the herb’s effects on a range of CVDs. Examples of herbal medicine and plants that exhibit the above-described mechanisms include Salvia miltiorrhiza, Astragalus membranaceus, Allium sativum -Garlic, Crataegus oxyacantha, Crocus sativus - Saffron, Hibiscus sabdariffa - Roselle, Camellia sinensis – Tea, Rosmarinus officinalis – Rosemary, Ginseng, Ginkgo biloba, Ganoderma lucidum and Gynostemma pentaphyllum.

It should be noted that presently, these herbs are not recommended as an alternative medicine for CVDs because their clinical therapeutic benefits and safety remain to be further evaluated [8,9]. Thus, there is a need to conduct better-designed studies and clinical trials involving larger sample sizes to further elucidate their efficacy, safety, toxicity and underlying mechanisms against CVDs.

Description of Our Herbal Medicine for CVDs

Stramsen Biotech Inc. has developed a herbal drug, SBX2000, from a mix of tropical plants for managing CVDs. Early testing in East Africa has shown promising results, and the company is preparing for early-phase clinical trials in the U.S. The drug, a brown oral suspension, contains alkaloids, terpenoids, flavonoids, and essential oils. The company is working on an Investigational New Drug (IND) application to begin human trials and seek FDA approval for interstate distribution of the experimental drug.

Medicinal plants for treatment of HIV

The emergence of multidrug resistance, apparent adverse reactions after long-term treatment and poor accessibility of ARVs in some communities pose a threat to the attainment of the 90-90-90 target and elimination of AIDS by 2030. Thus, there is a need for new, affordable, safe, and efficacious supplemental anti-HIV agents. Plants have long served as a source of new medicines, including anti-HIV agents. Early on, the WHO suggested systematic testing of medicinal plants and natural products against HIV [5, 6]. A significant amount of work in this area was performed in the 1990s.

A recent review identified 717 species of plants with anti-HIV activity [7]. Out of these, the authors made a more detailed review of the anti-HIV activities of extracts of 24 medicinal plants including Artemisia annua, Astragalus membranaceus , Calendula officinalis , Calophyllumlanigerum, Cassia abbreviate, Chelidonium majus, Combretum mole, Diospyros lotus, Dittrichiaviscosa, Galanthus nivalis, Garcinia edulis Exell, Helichrysum populifolium, Hoodia gordonii, Hypericum perforatum, Hyssopus officinalis, Justicia gendarussa, Momordica charantia, Pachymahoelen, Phyllanthus pulcher, Rhus chinensis, Sceletiumtortuosum, Smilax corbularia, Terminalia paniculataandTuberaria lignose. Eight (8) of these plants showed remarkable anti-HIV activity including Artemisia annua, Garcinia edulis, Justicia gendarussa, Phyllanthus pulcher, Rhus chinensis, Smilax corbularia, Terminalia paniculata, and Tuberaria lignose. The authors recommend these species for further studies for the development of new anti-HIV chemotherapeutic options. Other review [8] provides a list of plants with high anti-HIV activity including Rheum palmatum L., Rheum officinale, Trigonostemaxyphophylloides, Vaticaastrotricha, Vernonia amygdalina, Hypoxias pelargonium, Sidoideshemerocallidea and Sutherlandia frutescens.

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The exact mechanism of action of many anti-HIV herbal medicines is still not known. Nonetheless, some plants have shown reverse transcriptase, protease, and integrase activity (Saheli et al 2018). In addition, it is known that the phytochemicals isolated from medicinal plants such as alkaloids, flavonoids, polyphenols, terpenoids, tannins, proteins and coumarins have the potential to interrupt the life cycle of HIV and enhance the immune system of infected patients (Laila 2019).

Description of SBX 2048

Using a cocktail of tropical natural medicinal plants, our scientists have developed a herbal drug for the treatment of HIV, dubbed SBX 2048. The drug has undergone some preliminary testing in hospitals in East Africa and has shown remarkable results against various forms of HIV in humans (Prof. Hamis Malebo, Personal Communication). Further information on treatment outcome will be available after the publication of the data. The drug is made of a cocktail of natural medicinal plants and pharmaceutical excipients to produce a brown suspension for oral administration. Basically, it is an herbal formulation containing alkaloids, terpenoids, flavonoids and essential oils.

Stramsen Biotech Inc. intends to undertake early-phase clinical trials of the drugs. Currently, the company is preparing to submit an Investigational New Drug application (IND) with the United States Food and Drug Administration to administer the investigational drugs to humans i.e. to start early-phase human clinical trials and obtain permission to ship the experimental drugs across states lines.

Other plant-based drugs for Clinical Development

SBX 1967: For relieve of bone and joint pains.

It is a cocktail of natural medicinal plant-based drug for the treatment of Osteoarthritis also referred to as Degenerative Joint Disease. It is the most common cause of chronic joint pains that ensues slowly and usually during the middle age. Over time, the cartilage at the end of the bone that provides the protective cushion in between bones in synovial joints wears away, causing joints to become painful and stiff. Osteoarthritis can affect any joint. However, the condition most commonly involves joints in the hands, knees, hips, and spine. Osteoarthritis is treated by medication, physiotherapy and sometimes surgery to reduce pain and restore joint movement. Osteocol works by alleviating bone and joint pains, improving the production of synovial fluid and controlling infection in joints.

SBX 2011 – For Treatment of kidney infection and dissolution of kidney stones

It is a natural medicinal plant-based drug for the treatment of Kidney infections and dissolution of kidney stones (nephrolithiasis). Kidney infection is a result of urinary tract infection (UTI), that usually begins in the urethra or bladder and travels to the kidneys. Common symptoms of kidney infection include fever, frequent urination and pain in the lower back or groin. Kidney infections is treated with antibiotics. Kidney stones are small, hard deposits of minerals and acid salts that stick together in concentrated urine. They often cause pains when passing through the urinary tract. Management of kidney stones involves use of pain relievers, medication to help pass your kidney, and drinking lots of water to help pass the stone. Sometimes medical procedures may be necessary to remove or break up larger stones. Nephrol has anti-pyretic properties, antibacterial activity and helps dissolve kidney stones.

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The Market Size of Our Drug Candidates

The Global Herbal Medicine Market size

According to the GLOBE NEWSWIRE -- The Global Herbal Medicine Market size reached USD 185.86 billion in 2020. The market valuation is set to rise from USD 203.03 billion in 2021 to USD 430.05 billion in 2028 at a CAGR of 11.32% during the projected period. The market growth and rising product demand are attributable to increasing health consciousness among consumers. Individuals are not only consuming healthier foods but also switching to cosmetics and personal care products with natural ingredients. These factors are responsible for the rise of herbal medicines worldwide. Fortune Business Insights presents this information in its report titled “Herbal Medicine Market, 2021-2028."

Below are some publications regarding market size and information about the industry.

Generic Drugs Market Size to Worth Around USD 779.68 Bn by 2033 - BioSpace

Global pharmaceutical industry - statistics & facts | Statista

Herbal Medicine Market Size, Growth | Industry Trends [2032] (fortunebusinessinsights.com)

Drugs derived from plants (theenglishgarden.co.uk)

Plant-derived natural products for drug discovery: current approaches and prospects - PMC (nih.gov)

A Guide to Common Medicinal Herbs - Health Encyclopedia - University of Rochester Medical Center

Plant-Based Drugs and Medicines (news-medical.net)

Medicinal Botany (usda.gov)

Plant-Derived Antimalarial Agents: New Leads and Efficient Phytomedicines. Part II. Non-Alkaloidal Natural Products - PMC (nih.gov)

Oncology Drugs Market Size, Share & Growth | Statistics [2032] (fortunebusinessinsights.com)

Diabetes Drugs Market Share, Growth | Global Report [2032] (fortunebusinessinsights.com)

Wound Care Market Size, Share, Trends and Revenue Forecast [Latest] (marketsandmarkets.com)

Cardiovascular Drugs Market Size to Reach USD 207.78 Bn by 2033 (precedenceresearch.com)

HIV Drugs Market Size & Growth | Global Report [2024-2032] (fortunebusinessinsights.com)

Herbal Medicine Market Dynamics: Trends and Opportunities (delveinsight.com)

The Global Market Size of our Targeted Diseases.

Cancer drugs market size

According to GLOBE NEWSWIRE, the global cancer therapeutics market size was valued at US$ 166.5 billion in 2021. The global cancer therapeutics market is propelled by numerous factors such as increase in cancer prevalence, surge in focus of vendors on the emerging markets, rise in cancer research and surge in collaboration between pharmaceutical companies. The expanding disposable income, favorable government regulations, growing urban population, and improved infrastructure that favor quality treatments are the major factors that has augmented the growth of the global cancer therapeutics market.

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According to Biospace.com, the global Prostate Cancer Therapeutics market is estimated to develop at a compound annual growth rate (CAGR) of 9.4%. The global Prostate Cancer Therapeutics market size was valued at USD 24.9 billion in 2021, and it is predicted to exceed USD 24.9 billion by 2030. According to GLOBE NEWSWIRE, the Global Leukemia Therapeutics Market size was estimated at USD 13.71 billion in 2021 and expected to reach USD 14.64 billion in 2022 and is projected to grow at a CAGR 6.92% to reach USD 20.49 billion by 2027.

Kidney disease drugs market size

According to www.dataintelo.com, the global chronic kidney disease (CKD) drugs market was valued at USD 15.25 billion in 2019 and is expected to reach USD 22.18 billion by 2026, expanding at a CAGR of 4.8% during the forecast period, 2020 – 2026. Chronic Kidney Disease or CKD is a kidney illness involving gradual loss of kidney function over time.

Diabetes drugs market size

According to Precedence Research, the global type 2 diabetes market was estimated at US$ 29.81 billion in 2021 and is projected to worth around US$ 61.6 billion by 2030, growing at a CAGR of 8.4% from 2022 to 2030.According to a report published by Fortune Business Insights, titled “Diabetes Drugs: Global Market Analysis, Insights and Forecast, 2019-2026,” the Diabetes drugs market was valued at US$ 48 Billion in 2018. Fortune Business Insights has predicted that the market will be valued at US$ 78 billion by the end of 2026, thereby exhibiting a CAGR of 6.1%.

Wound care drugs market size

According to www.fortunebusinessinsights.com , the global wound care market is projected to grow from USD 18.51 billion in 2022 to USD 28.23 billion by 2029, exhibiting a CAGR of 6.2% .

Cardiovascular disease drugs market size

The cardiovascular disease market, which includes hypertension, dyslipidaemia and thrombotic events, is set to grow from $129.2 billion in 2015 to $146.4 billion by 2022, at a very modest compound annual growth rate of 1.8%, according to business intelligence provider GBI Research.

HIV drugs market size

As per a published report by Fortune Business Insights™, titled, “HIV Drugs Market, 2021-2028,” the market stood at USD 28.79 billion in 2020. It is projected to grow from USD 30.46 billion in 2021 to USD 45.58 billion in 2028 at a CAGR of 5.9% in the forecast period.

Neuropathic disorder drugs market size

According to www.coherentmarketinsights.com , the global neuropathic pain market is estimated to account for US$ 6.3 Billion in terms of value in 2019 and is expected to reach US$ 9.8 Billion by the end of 2027. High prevalence of cancer is expected to boost growth of the global neuropathic pain market over the forecast period.

Bone and joint illness drugs market size

The global bone and joint health ingredients market reached a value of US$ 3.19 Billion in 2021. Looking forward, IMARC Group expects the market to reach US$ 4.63 Billion by 2027, exhibiting at a CAGR of 6.29% during 2022-2027.Bone and joint health ingredients refer to the herbal and natural extracts and compounds that are rich in essential nutrients and added to food and beverages to promote bone growth.

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Competition from existing plant-based/herbal medicine companies

Our main existing competition from companies that are in herbal medicine market or plant based medicine market include KPC Products Inc. (California, U.S.); NEXIRA (Normandy, France); HISHIMO PHARMACEUTICALS (Rajasthan, India); Schaper &Brümmer GmbH & Co. KG (Salzgitter, Germany);Sydler Group of Companies (India); 21ST Century HealthCare, Inc. (Arizona, U.S.); Zoic Pharmaceuticals (Punjab, India);Herbally Yours, Inc. (Arizona, U.S.); Pharma Nord B.V. (Vejle, Denmark); NATURLAND (Gräfelfing, Germany) and Germany's Pharmaceutical giant Bayer bought herbal medicine company SteigerwaldArzneimittelwerkGmbH also a Germany-based company. Other competitors by disease areas include the following:

•	Prostate cancer drugs competition: Astellas, Johnson &Johnson, Bayer and Orion.
•	Cancer drugs competition: Roche, Celgene, Bristol-Myers Squibb, Johnson & Johnson, Pfizer, AstraZeneca, Merck & Co, Novartis , AbbVie, Astellas.
•	Leukemia drugs competition: BeiGene, AbbVie and Johnson &Johnson, AstraZeneca.
•	Competition for peripheral neuropathic disorder drugs: Daiichi Sankyo Company, Limited, Eli Lilly and Company, Johnson & Johnson Services, Inc., Novartis AG, and Pfizer Inc
•	Cardiovascular diseases drugs competition: United Therapeutics Corporation, Sanofi, Boehringer Ingelheim International GmbH, Takeda Pharmaceutical Company Limited, AstraZeneca, F. Hoffmann-La Roche Ltd., Bristol-Myers Squibb Company, Pfizer, Inc., Bayer AG.
•	Wound Care Drugs Competition: Ethicon, Acelity, Medtronic, Carinal Health, Medline, Baxter, 3M, Integra Life Sciences, MiMedx and Mölnlycke.
•	Diabetes drugs competition: Merck, Novartis, Bristol-Myers, Squibb/AstraZeneca, Boehringer Ingelheim (BI)/Lilly diabetes alliance.
•	Kidney diseases drugs competition: Boston Scientific Corporation, Convergent Laser Technologies, DirexGroup, Siemens Healthcare GmbH, R. Bard Inc, Cook Medical Inc, Dornier MedTech GmbH, Richard Wolf Medical Instruments Corporation, Olympus Corporation, Stryker Corporation.
•	HIV / Aids Drugs Competition: Boehringer Ingelheim International GmbH, Merck & Co., Inc., Pfizer Inc., Gilead Sciences, Inc., GalaxoSmithKline plc., Johnson & Johnson, F. Hoffmann-La Roche Ltd., Cipla, AbbVie, Teva, Pharmaceutical Industries Ltd.
•	Bone and Joint medicines Competition: Bayer AG(Germany), Procter & Gamble (US), Amway (US), Basf SE (Germany), Archer Daniels Midland (US), Reckitt Benckiser (UK), Pfizer (US), Vita Life Sciences Ltd (Australia), Arazo Nutrition (US), Nature's Sunshine Products, Inc (US) Glanbia Plc (Ireland), Vitawin(India), Nutramax Laboratories Consumer Care, Inc(US), Simply Supplements(UK), Love Life Supplements(UK), Now Foods(US), Healthcare Pvt Ltd(India), Vitaco(New Zealand), Nutravita(UK), Life Extension(US), Pure Encapsulations, LLC (US), Herbs Nutriproducts Pvt. Ltd. (India), Millennium Herbal Care (India)

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4	Special Note Regarding Forward-Looking Statements

This offering circular contains forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	our expectations regarding the potential benefits, activity, effectiveness and safety of our drug candidates;
•	our expectations with regard to the results of our clinical studies, preclinical studies and research and development programs, including the timing and availability of data from such studies;
•	our preclinical, clinical and regulatory development plans for our drug candidates, including the timing or likelihood of regulatory filings and approvals for our drug candidates;
•	our expectations with regard to our ability to acquire, discover and develop additional drug candidates and advance such drug candidates into, and successfully complete, clinical studies;
•	our expectations regarding the potential market size and size of the potential patient populations for our drug candidates, if approved for commercial use;
•	our intentions and our ability to establish collaborations and/or partnerships;
•	the timing and amount of any milestone payments we are obligated to make pursuant to our existing license agreements and any future license or collaboration agreements that we may enter into;
•	our commercialization, marketing, and manufacturing capabilities and expectations;
•	our intentions with respect to the commercialization of our drug candidates;
•	the pricing and reimbursement of our drug candidates, if approved;
•	the implementation of our business model and strategic plans for our business and drug candidates, including additional indications for which we may pursue;
•	the scope of protection we are able to establish and maintain for intellectual property rights covering our drug candidates, including the projected terms of patent protection;
•	estimates of our expenses, future revenue, capital requirements, our needs for additional financing, and our ability to obtain additional capital;
•	our anticipated use of proceeds from this offering;
•	our future financial performance;
•	developments and projections relating to our competitors and our industry, including competing therapies; and
•	other risks and uncertainties, including those listed under the caption “Risk Factors.”

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These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’ beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this circular may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this circular. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this offering Circular. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this circular.

5	Risk Factors

Investment and Operational Risks

Investing in our common stock involves significant risks. Carefully consider the risks described below, as well as other information in this circular, before investing. The occurrence of these events could materially impact our business, results, finances, and prospects.

As a preclinical-stage biopharmaceutical company with no approved products or revenue, we anticipate continued losses. Our limited operating history makes assessing future viability challenging, though our scientists have over 80 years of combined research experience.

We plan to submit an Investigational New Drug (IND) application for SBX1977, our wound care candidate, but have not initiated clinical studies for any drug candidates. Risks include potential delays in plant-based drug production and the need for substantial additional financing.

Our future capital requirements depend on factors such as research and development costs, regulatory approvals, manufacturing expenses, and commercialization efforts. We may need to seek additional funds through equity or debt financing, which could dilute stockholders or impose restrictive covenants.

We must prioritize development of certain drug candidates due to limited resources. This may lead to missed opportunities or suboptimal allocation of resources. Our operating results may fluctuate significantly, making future performance difficult to predict.

Regulatory approval for our drug candidates is not guaranteed. Even if approved, it may be for limited indications or require significant post-marketing testing. Clinical development is lengthy, expensive, and uncertain. Results from earlier studies may not predict future outcomes.

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We face risks related to manufacturing, commercialization, competition, intellectual property, and potential safety issues. These factors could significantly delay or prevent the success of our drug candidates.

Given these risks, we cannot assure that we will obtain regulatory approvals, successfully commercialize our products, generate sufficient revenue, or achieve profitability.

Delays or inability to obtain regulatory approval would significantly impact commercialization of our drug candidates. Clinical development is lengthy, expensive, and uncertain. Success in preclinical or early clinical studies doesn't guarantee later success. Many biotechnology companies have faced setbacks in clinical studies despite promising early results.

We plan to initiate a Phase 1 or 2 clinical study in late 2025 but may face delays. Clinical studies can be delayed due to regulatory disagreements, contract negotiations, patient recruitment issues, safety concerns, or supply problems. Adverse events during trials could force us to modify, delay, or terminate studies.

If required to conduct additional or longer studies, we may incur unplanned costs, face approval delays, or receive limited marketing approvals. Studies in foreign countries present additional risks such as patient adherence and administrative challenges.

Our ability to generate revenue depends on successfully identifying, developing, and commercializing drug candidates. This requires substantial funding and faces inherent risks of failure. We may struggle to enroll sufficient patients in clinical studies due to eligibility criteria, study design, or competition from other trials.

Our drug candidates may cause undesirable side effects, potentially delaying or preventing regulatory approval. Even with approval, side effects could limit commercial success. We rely on third-party suppliers for manufacturing, which introduces supply chain risks and quality control challenges.

Commercial success depends on physician and patient adoption. Factors affecting adoption include clinical indications, safety and efficacy, reimbursement, convenience, and cost. We lack internal manufacturing capabilities and depend on contract manufacturers, which could impact our ability to develop, approve, and market our candidates.

We rely on third-party suppliers for key raw materials. Supply interruptions could harm our ability to manufacture drug candidates. As a small company, we may face challenges in securing adequate supplies on favorable terms.

We rely on third parties for preclinical studies and future clinical trials. If these parties fail to meet obligations or deadlines, we may face regulatory approval delays for our drug candidates.

We lack in-house capabilities for GLP-compliant preclinical studies and GCP-compliant clinical trials. While we contract with third parties, we remain responsible for regulatory compliance. Poor performance by these parties could harm our competitive position, delay approvals, or force us to repeat studies at significant cost.

The biotechnology industry is highly competitive, with rapid technological changes. Our drug candidates, if approved, will face significant competition. Most competitors have greater resources, which may hinder our market penetration efforts.

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Successful commercialization depends on adequate coverage and reimbursement from government and private insurers. Failure to obtain this could limit our ability to market products and generate revenue. Pricing pressures and cost-containment initiatives may restrict reimbursement levels.

We currently lack a sales organization. To commercialize our products, we must build internal capabilities or partner with third parties. This process is expensive and time-consuming, with no guarantee of success.

As we grow, we'll need to expand our organization. This includes managing clinical studies, recruiting personnel, and improving operational systems. Failure to effectively manage growth could hinder our development activities and commercialization efforts.

Attracting and retaining key personnel is crucial. Loss of senior management or key scientists could delay development, clinical trials, and commercialization. Competition for qualified personnel in our field is intense. Currently we have 15 full time employees and 5 part time employees. While we have signed full time employee contracts with some of our employees, but due to difficulties in raising capital caused by factors that affect the US capital markets such as inflation and high interest rates, we may have allowed some of our employees to work part time.

We face product liability risks inherent in clinical testing and potential commercialization. Lawsuits could result in substantial liabilities and limit product commercialization. While we're obtaining insurance, it may not adequately protect against all potential claims.

Collaboration arrangements are complex and may not be successful. Risks include partners not pursuing development, delaying studies, or developing competing products. Disputes may arise over intellectual property or other issues.

External factors like economic downturns or political disruptions could adversely affect our business. Natural disasters could disrupt operations, and our limited disaster recovery plans may be inadequate.

Information technology disruptions or data security breaches could harm our business. We must protect confidential information, including intellectual property and personal data, from cyber-attacks and other threats.

Employee misconduct or noncompliance with regulations could result in significant penalties and reputational damage. We must implement effective controls to prevent and detect such activities.

Our operations may involve hazardous materials, requiring compliance with environmental regulations. This can be expensive and restrict our business practices.

We may face intellectual property disputes, which can be costly and potentially limit our ability to commercialize products. The risk of patent infringement allegations is high in our industry, and we may need to defend against or assert our rights in litigation.

We may face legal challenges related to intellectual property rights in the ordinary course of business. Although not currently subject to infringement claims, future litigation could arise to establish or defend our intellectual property. The outcome of such litigation is uncertain and could significantly impact our business and finances.

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Patent litigation is complex and costly. Competitors with greater resources may be better equipped to sustain patent litigation expenses. Even if resolved in our favor, intellectual property litigation can be disruptive and negatively affect our stock price. The unpredictability of such legal proceedings makes it difficult to estimate potential losses.

We use patents, trademarks, and confidentiality agreements to protect our intellectual property. However, these protections may be inadequate. Patents can be challenged as invalid or unenforceable. We may not be able to prevent others from developing similar products or designing around our patents.

Patent laws are complex and evolving. Changes in interpretation or new legislation could affect our ability to obtain and enforce patents. International patent protection presents additional challenges, as laws and enforcement vary by country.

We also rely on trade secrets and confidentiality agreements to protect proprietary information. However, unauthorized disclosure or independent discovery by competitors could undermine these protections. Enforcing our intellectual property rights globally is expensive and outcomes are uncertain.

If our products receive regulatory approval, they will remain subject to ongoing requirements and scrutiny. This includes compliance with manufacturing, labeling, advertising, and post-market study obligations. Failure to meet these requirements could result in penalties or withdrawal of approval.

For small molecule drugs, generic competition may arise through abbreviated regulatory pathways. For biologics, biosimilar products may compete after a certain exclusivity period. In both cases, market entry of competing products could significantly impact our sales.

We may pursue orphan drug designation for some candidates, which provides certain benefits. However, maintaining these benefits can be challenging and they may not prevent competition in all circumstances.

In the United States, orphan drug designation provides financial incentives like grant funding, tax advantages, and fee waivers. It also grants 7 years of market exclusivity upon FDA approval. The EU offers similar benefits, including 10 years of market exclusivity. However, orphan drug status doesn't guarantee first approval or protection from competition, as drugs with different active ingredients can be approved for the same condition.

Healthcare legislation in the U.S. and EU continues to evolve, potentially impacting drug approval processes and pricing. The Affordable Care Act introduced significant changes, including fees on drug manufacturers, Medicare discounts, and new reporting requirements. Ongoing legislative efforts may further modify healthcare systems and drug regulations.

Our business operations are subject to various healthcare laws and regulations. These include anti-kickback statutes, false claims laws, HIPAA, and regulations on physician payments and drug pricing. Compliance with these laws is crucial, as violations can result in severe penalties and reputational damage.

Recent U.S. tax legislation may affect our business. Changes include a reduced corporate tax rate and modifications to net operating loss deductions. The full impact of these changes remains uncertain.

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As a public company, we face additional costs and compliance requirements. We qualify as an "emerging growth company," allowing us certain reporting exemptions. However, we must eventually comply with all public company regulations, including Sarbanes-Oxley Act requirements.

After this offering, we will incur significant legal, accounting, and regulatory expenses. These include costs related to SEC reporting, Nasdaq listing requirements, and corporate governance practices. Our management will need to devote substantial time to ensure compliance, which may increase our operational costs and make some activities more time-consuming.

We will be subject to Section 404 of the Sarbanes-Oxley Act, requiring management assessment of internal controls. As an emerging growth company, we plan to take advantage of certain reporting exemptions. However, once we no longer qualify for these exemptions, we'll need an independent auditor's opinion on our internal controls.

Our stockholders may experience immediate dilution from future financings. Our principal stockholders and management will retain significant control post-offering, potentially influencing major corporate decisions. This concentration of ownership may prevent or discourage unsolicited acquisition proposals.

Our board of directors has broad discretion over the use of offering proceeds. We have implemented anti-takeover provisions in our corporate documents and are subject to Delaware General Corporation Law, which may discourage potential acquirers.

We provide indemnification for our directors and officers as permitted by Delaware law, which may reduce funds available for third-party claims. Our amended certificate designates the Delaware Court of Chancery as the exclusive forum for certain disputes, potentially limiting stockholders' ability to choose a favorable judicial forum.

We do not currently intend to pay dividends, so any return on investment will depend on stock price appreciation. As an early-stage company, we face inherent risks and anticipate sustaining operating losses as we expand our team and operations.

We may need additional financing but cannot guarantee favorable terms or availability. Rapid growth could strain our resources if not managed effectively. Our success depends heavily on key personnel, and we face challenges in recruiting needed talent.

We rely on third parties for essential business functions, which could impact our operations if they fail to perform adequately. Enforcing our intellectual property rights could be costly, and we may face infringement claims from competitors. Our products may be subject to export control and import regulations, requiring licenses and authorizations.

Cybersecurity breaches could harm our reputation and incur significant liabilities. Evolving privacy and data security laws may require changes to our business practices and increase costs. Compliance with these regulations is complex and failure to comply could result in fines, penalties, and loss of business.

Risks Related to Regulations

Our business is subject to complex U.S. and foreign laws regarding privacy, data protection, content, competition, and consumer protection. These evolving regulations may result in claims, changes to our practices, penalties, or harm to our business. We may face increased compliance costs, revenue loss, or impediments to product development.

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Foreign laws can be more restrictive than U.S. regulations. Regulatory actions or litigation could adversely affect user growth, engagement, and our financial results. We may face unfavorable outcomes, including fines or demands to modify existing practices.

Risks Related to the Securities

Valuing private companies, especially startups, is difficult and speculative. Our $6.5 billion valuation was established by Stonebridge Advisory. We're offering shares at $1.20, an 86% discount from the $8.67 per share value. Investors risk overpaying and potentially losing their entire investment.

Common Stock purchased in this offering has no effective voting rights. Investors appoint the CEO as their proxy, trusting management's discretion. In a liquidation, investors are paid only after all creditors.

This investment may be illiquid for an extended period. Resale restrictions apply for 12 months post-investment. There's no established market for these securities, and finding a buyer may be difficult.

Management has discretion over the use of proceeds. While we've outlined intended uses, circumstances may change. Investors are entrusting their funds to management's judgment.

There's no minimum amount set for closing this offering. The company may not receive sufficient funds to cover costs or pursue its business plan.

Using a credit card for purchase may impact returns and pose additional risks. Transaction fees and interest can increase the effective purchase price. Credit card payments may be more susceptible to abuse and limit recovery options in disputes.

The subscription agreement's exclusive forum provisions may limit an investor's ability to bring legal action against the company. Disputes must be resolved in Delaware courts, except for federal securities law claims.

Investors waive the right to a jury trial for claims arising from the subscription agreement, except those under federal securities laws. This may result in less favorable outcomes for plaintiffs.

Investors may not be able to participate in potential merger and acquisition transactions. Non-accredited investors' shares may be repurchased, potentially at a lesser value than the original purchase price.

Dividend Policy

We have never declared cash dividends and don't anticipate doing so in the foreseeable future. We intend to retain earnings for business operations and expansion. Any future dividends will be at our board's discretion, considering factors such as financial condition and expansion plans.

Industry and Market Data

This circular contains estimates and projections about our industry and markets. Such information is subject to uncertainties, and actual events may differ materially from projections. We obtained this data from market research firms, industry publications, government data, and similar sources.

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6	Management’s Discussion and Analysis Of Financial Condition And Results.

You should read the following discussion and analysis of our financial condition and results of operations together with the section entitled “Selected Financial Data” and our audited financial statements and related notes included elsewhere in this circular. This discussion and other parts of this circular contain forward-looking statements that involve risks and uncertainties, such as our plans, objectives, expectations, intentions and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section entitled “Risk Factors” included elsewhere in this circular.

We have funded our operations to date primarily from contributions from our company founders. Our drug candidates are being used / sold in the Developing world / in East Africa due to traditional use but at very low scale and the prices are very low due to the size of the economies and per capita income of the local people in that area. We do not expect to generate revenue from any drug candidates that we developed until we obtain regulatory approval for one or more of such drug candidates and commercialize our products or enter into collaborative agreements with third parties. If sufficient funds on acceptable terms are not available when needed, we could be required to significantly reduce our operating expenses and delay, reduce the scope of, or eliminate one or more of our development programs.

We rely on third parties in the conduct of our preclinical studies and clinical studies and for manufacturing and supply of our drug candidates. We have no internal manufacturing capabilities, and we will continue to rely on third parties, many of whom are single-source suppliers, for our preclinical and clinical study materials. In addition, we do not yet have a marketing or sales organization or commercial infrastructure.

Our scientists have been working on these research projects prior to the formation of Stramsen Biotech Inc. Research and development expenses consist primarily of costs incurred for the development of our drug candidates and management, which include:

•	personnel-related expenses, including salaries, benefits and stock-based compensation for personnel contributing to research and development activities;
•	laboratory expenses including supplies and services;
•	expenses incurred under agreements with third-party contract manufacturing organizations, contract research organizations, research and development service providers, academic research institutions, and consultants;
•	expenses related to license and sponsored research agreements; and
•	facilities and other allocated expenses, including expenses for rent and facilities maintenance, and depreciation and amortization.

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We expect our research and development expenses to increase substantially in the future as we advance our drug candidates into and through clinical studies and pursue regulatory approval of our drug candidates. The process of conducting the necessary clinical studies to obtain regulatory approval is costly and time-consuming. Clinical studies generally become larger and costlier to conduct as they advance into later stages and, in the future, we will be required to make estimates for expense accruals related to clinical study expenses. The actual probability of success for our drug candidates may be affected by a variety of factors including: the safety and efficacy of our drug candidates, early clinical data, investment in our clinical program, the ability of collaborators, if any, to successfully develop any drug candidates we license to them, competition, manufacturing capability and commercial viability. We may never succeed in achieving regulatory approval for any of our drug candidates. As a result of the uncertainties discussed above, we are unable to determine the duration and completion costs of our research and development projects or when and to what extent we will generate revenue from the commercialization and sale of our drug candidates. Due to the early-stage nature of our lead programs, we do not track costs on a project-by-project basis. As our programs enter clinical studies, we intend to track the cost of each program.

General and Administrative Expenses

Our general and administrative expenses consist primarily of personnel costs, allocated facilities costs and other expenses for outside professional services, including legal, audit and accounting services. Personnel costs consist of salaries, benefits and stock-based compensation. We expect to incur additional expenses associated with operating as a public company, including expenses related to compliance with the rules and regulations of the Securities and Exchange Commission, or SEC, and standards applicable to companies listed on a national securities exchange, additional insurance expenses, investor relations activities and other administrative and professional services. We also expect to increase the size of our administrative headcount to support the growth of our business and operate as a public company.

Our contractual obligations and commitments primarily relate to our facilities and office lease agreements. We have a lease for laboratory and office space in Dar Es Salaam, Tanzania. We are currently looking for a warehouse and laboratory space in Houston, Texas area.

We will be party to various license agreements pursuant to which we will have in-licensed rights to various inventions, including patents, research “know-how” and proprietary research tools, for the discovery, research, development and commercialization of drug products to treat targeted diseases.

Critical Accounting Polices and Estimates

This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or

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conditions. While our significant accounting policies are described in more detail in the notes to our financial statements included elsewhere in this circular, we believe that the following accounting policies are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Research and Development Expenses

Our scientists have been working on these research projects prior to the formation of Stramsen Biotech Inc. Some of the Costs related to research and development of drug candidates are charged to research and development expense as incurred. Research and development costs include, but are not limited to, payroll and personnel expenses for personnel contributing to research and development activities, laboratory supplies, outside services, Field research, travel expenses, transportation and licenses acquired to be used in research and development and allocated overhead, including rent, equipment, depreciation and utilities. Payments made prior to the receipt of goods or services to be used in research and development are deferred and recognized as expense in the period in which the related goods are received or services are rendered.

We may enter into license agreements to access and utilize certain technology. We will evaluate if the license agreement is an acquisition of an asset or a business. For asset acquisitions, the upfront payments to acquire such licenses, as well as any future milestone payments made before product approval, are immediately recognized as research and development expense when due, provided there is no alternative future use of the rights in other research and development projects. These license agreements may also include contingent consideration in the form of cash and issuances of our common stock. We assess whether such contingent consideration meets the definition of a derivative. To date, we have determined that such contingent considerations are not derivatives. We will continuously reassess this determination until such time that the contingency is met or expires.

Variable Interest Entities

We assess whether we are the primary beneficiary of a variable interest entity, or VIE, at the inception of the arrangement we may enter with third party entities and at each reporting date. This assessment is based on our power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and our obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE.

Stock-Based Compensation

We recognize compensation costs related to stock options granted to employees and non-employees based on the estimated fair value of the awards on the date of grant, and we recognize forfeitures as they occur. For awards that vest solely based on service conditions or a combination of service and performance conditions, we estimate the grant date fair value, and the resulting stock-based compensation expense, using the Black-Scholes option-pricing model. The grant date fair value of the awards is generally recognized on a straight-line basis over the requisite service period, which is typically their vesting period.

The Black-Scholes option-pricing model requires the use of highly subjective assumptions to determine the fair value of stock-based awards. These assumptions include:

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Expected term—The expected term represents the period that the stock-based awards are expected to be outstanding. We use the simplified method to determine the expected term, which is based on the average of the time-to-vesting and the contractual life of the options.

Expected volatility—Since we are not yet a public company and do not have any trading history for our common stock, the expected volatility is estimated based on the average historical volatilities of common stock of comparable publicly traded entities over a period equal to the expected term of the stock option grants. Comparable companies are chosen based on their size, stage in the product development cycle or area of specialty. We will continue to apply this process until a sufficient amount of historical information regarding the volatility of our own stock price becomes available.

Risk-free interest rate—The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities approximately equal to the expected term of the awards.

Expected Dividend—We have never paid dividends on our common stock and have no plans to pay dividends on our common stock. Therefore, we used an expected dividend yield of zero. For options granted to non-employee consultants, the fair value of these options is also remeasured using the Black-Scholes option-pricing model reflecting consistent assumptions as applied to employee options in each of the reported periods, other than the expected term, which is assumed to be the remaining contractual life of the option.

We may also grant stock options to certain key employees that vest in conjunction with certain performance and market conditions. We estimate the fair value of these awards using a lattice model, taking into consideration the market conditions. No expense will be recorded related to these awards until the achievement of the performance condition becomes probable. Once the achievement of the performance condition becomes probable, expense related to these awards is recognized using the accelerated attribution method with a cumulative catch-up adjustment over the derived service period relating to the market conditions, if the market conditions have not been met. As these awards vest in their entirety upon achievement of the market conditions, any unrecognized expense would be accelerated if the market conditions are achieved prior to the completion of the derived service period.

As there has been no public market for our common stock to date, any estimated fair value of our common stock will be determined by our board of directors, with input from management, considering our most recently available third-party valuations of common stock and our board of directors’ assessment of additional objective and subjective factors that it believed were relevant, and factors that may have changed from the date of the most recent valuation through the date of the grant. These factors include, but are not limited to: the prices at which we sold shares of our convertible preferred stock to outside investors in arms-length transactions; the rights, preferences and privileges of our convertible preferred stock relative to those of our common stock; our results of operations, financial position and capital resources; current business conditions and projections; the lack of marketability of our common stock; the hiring of key personnel and the experience of management; progress of our research and development activities; our stage of development and material risks related to its

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business; the fact that the option grants involve illiquid securities in a private company; and the likelihood of achieving a liquidity event, such as a Direct listing offering or sale, in light of prevailing market conditions.

We may periodically determine the estimated fair value of our common stock at various dates using contemporaneous valuations performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation, or the Practice Aid. The Practice Aid identifies various available methods for allocating enterprise value across classes and series of capital stock to determine the estimated fair value of common stock at each valuation date. In accordance with the Practice Aid, our board of directors will consider the following methods:

Current Value Method. Under the Current Value Method, or CVM, our value is determined based on our balance sheet. This value is then first allocated based on the liquidation preference associated with preferred stock issued as of the valuation date, and then any residual value is assigned to the common stock.

Option-Pricing Method. Under the option-pricing method, or OPM, shares are valued by creating a series of call options with exercise prices based on the liquidation preferences and conversion terms of each equity class. The estimated fair values of the preferred and common stock are inferred by analyzing these options.

Probability-Weighted Expected Return Method. The probability-weighted expected return method, or PWERM, is a scenario-based analysis that estimates value per share based on the probability-weighted present value of expected future investment returns, considering each of the possible outcomes available to us, as well as the economic and control rights of each share class.

Our Board of Directors and the Management will develop the best estimates based on application of these approaches and the assumptions underlying these valuations, giving careful consideration to the advice from our third-party valuation expert. Such estimates involve inherent uncertainties and the application of significant judgment. As a result, if factors or expected outcomes change and we use significantly different assumptions or estimates, our equity-based compensation could be materially different. Following the closing of this offering, our board of directors will determine the fair market value of our common stock based on its closing price as reported on the date of grant on the primary stock exchange on which our common stock is traded.

Income Taxes

We use the asset and liability method of accounting for income taxes, in which deferred tax assets and liabilities are recognized for future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be reversed. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. A valuation allowance is established if it is more likely than not that all or a portion of the deferred tax asset will not be realized.

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Our tax positions are subject to income tax audits. We recognize the tax benefit of an uncertain tax position only if it is more likely than not that our position is sustainable upon examination by the taxing authority, based on the technical merits. The tax benefit recognized is measured as the largest amount of benefit which is more likely than not to be realized upon settlement with the taxing authority. We recognize interest accrued and penalties related to unrecognized tax benefits in our tax provision. We evaluate uncertain tax positions on a regular basis. The evaluations are based on a number of factors, including changes in facts and circumstances, changes in tax law, correspondence with tax authorities during the course of the audit, and effective settlement of audit issues. Our provision for income taxes includes the effects of any accruals that we believe are appropriate, as well as the related net interest and penalties.

JOBS Act Accounting Election

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

We have elected to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of our business. These risks primarily relate to interest rate sensitivities. The primary objective of our investment activities will be to preserve capital to fund our operations. We also seek to maximize income from our investments without assuming significant risk. Because our investments are primarily short-term in duration, we believe that our exposure to interest rate risk is not significant, and a 1% movement in market interest rates would not have a significant impact on the total value of our portfolio. In terms of current financial obligations, we have a manageable $10,000 owed to our auditors and $1,100 to our stock transfer agent. These figures demonstrate our responsible financial management and commitment to maintaining transparent and compliant operations, which are essential for building investor confidence and supporting our long-term growth strategy.

Principal and Registered Stockholders

Security Ownership of Certain Beneficial Owners and Management

●	The following table sets forth as of November 5, 2024: certain information regarding the beneficial ownership of our common stock as of November 5, 2024, by (a) each stockholder who is known to us to own beneficially 5% or more of our outstanding common stock; (b) all directors; (c) our executive officers, and (d) all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their common stock; and
●	the number of shares of our common stock held by and registered for resale by means of this circular for the Registered Stockholders.

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		Total authorised shares		Alloted shares		% of total
	Shareholders Names	No. of shares	%	%	No. of shares	shares
1	Chaston International, Inc	158,633,700	59.18%	97%	154,134,000	57.50%
2	Bellfort Group, Inc.	63,000,000	23.50%	100%	63,000,000	23.50%
3	Others	46,407,217	17.31%	26%	11,907,217	4.44%
	Total	268,040,917	100%		229,041,217	85%

The Registered Stockholders include substantially all holders of our common stock, including (i) affiliates of the Company and certain other stockholders with “restricted securities” (as defined in Rule 144 under the Securities Act) who, because of their status as affiliates pursuant to Rule 144 or because they acquired their common stock from an affiliate or the Company within the prior 12 months, would be unable to sell their securities pursuant to Rule 144 until the Company has been subject to the reporting requirements of Section 13 or Section 15(d) the Exchange Act for a period of at least 90 days and (ii) our employees. The Registered Stockholders may, or may not, elect to sell their common stock transactions on Nasdaq at prevailing market prices. As such, the Company will have no input if and when any Registered Stockholder may, or may not, elect to sell their common stock or the prices at which any such sales may occur. See “Plan of Distribution.”

Information concerning the Registered Stockholders may change from time to time and any changed information will be set forth in supplements to this circular, if and when necessary. Because the Registered Stockholders may sell all, some, or none of the common stock covered by this circular, we cannot determine the number of common stocks that will be sold by the Registered Stockholders, or the amount or percentage of shares of common stock that will be held by the Registered Stockholders upon consummation of any particular sale. In addition, the Registered Stockholders listed in the table below may have sold, transferred, or otherwise disposed of, or may sell, transfer, or otherwise dispose of, at any time and from time to time, our common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

The Registered Stockholders are not entitled to any registration rights with respect to the common stock. However, we currently intend to use our reasonable efforts to keep the registration statement effective for a period of 90 days after the effectiveness of the registration statement. We are not party to any arrangement with any Registered Stockholder or any broker-dealer with respect to sales of common stock by the Registered Stockholders. However, we will engage a financial advisor with respect to certain other matters relating to our listing. See “Plan of Distribution.”

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the common stock issuable pursuant to options and warrants that are exercisable or settled within 60 days of July 31st, 2024. Shares of common stock issuable pursuant to options and warrants are deemed outstanding for computing the

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percentage of the class beneficially owned by the person holding such securities but are not deemed outstanding for computing the percentage of the class beneficially owned by any other person. The percentage of beneficial ownership for the following table is based on total shares of common stock outstanding as of July 31st, 2024.

The Registered Stockholders have not, nor have they within the past three years had, any position, office, or other material relationship with us, other than as disclosed in this circular. See “Management’s Discussion & Analysis of Financial Results and Condition” and “Certain Relationships and Related Party Transactions” for further information regarding the Registered Stockholders. The business address of each Registered Stockholder is c/o Stramsen Biotech, Inc., 5718 Westheimer Road Suite # 1000, 10th Floor, Houston, Texas 77057, unless otherwise indicated below.

Description Of Capital Stock

The following descriptions are summaries of the material terms of our certificate of incorporation and bylaws, each as amended and restated. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the certificate of incorporation and bylaws, forms of which are filed with the SEC as exhibits to the registration statement of which this circular is a part, and applicable law.

General

Preferred Stock

Our amended and restated certificate of incorporation will provide that shares of preferred stock may be issued from time to time in one or more series. Our Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our current certificate of incorporation does not permit the issuance of preferred stock and so we have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Listing

We have applied to list our common stock on the Nasdaq Capital Market under the symbol “SRBX”.

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7	Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Vstock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598. The transfer agent and registrar can be contacted by phone at: (212) 828-8436.

We have hired PCAOB approved auditing firm Mercurius & Associates LLP based in New Delhi, India with branch offices in USA, Japan and United Kingdom. Their first audit report of our company is expected to be released soon.

Mercurius & Associates LLP

Address

A-94/8, Ring Rd, Block A,

Wazirpur Industrial Area, Wazirpur,

New Delhi, Delhi 110052, India

Concentration of Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of July 31, 2024.

Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Parties are considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal stockholders of the Company, its management, members of the immediate families of principal stockholders of the Company and its management and other parties with which the Company may deal where one-party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as compensation or distribution to related parties depending on the transaction.

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Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"). ASU 2014-09 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance provided in ASC Topic 606 ("ASC 606") requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis.

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is probable. Revenue generally is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company has stock-based compensation plans in effect at November 6, 2020. The Company’s stock-based compensation for the period from November 6, 2020 (inception) through July 31, 2024.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of July 31, 2024 and, thus, anti-dilution issues are not applicable.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. The Company will need

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to raise additional capital from either the issuance of debt or sale of its common stock. Management plans to fund operating expenses with related party contributions to capital as plan B. However, there can be no assurance that management will be successful in executing its plan.

The authorized common stock of the Company consists of 700,000,000 shares of Common Stock with a par value of $0.00001. There were 268,040,917 shares of Common Stock allotted as of July 31, 2024 to Employees, Founders, Co-founders, Directors and contractors.

The authorized Preferred stock of the Company consists of 50,000,000 shares of Common Stock with a par value of $0.00001. No Preferred stock issued as of July 31 2024.

Donations for Non-Profit Organizations and Individuals

Stramsen Biotech, Inc will donate a total of 100,000 shares of company’s common stocks to any eligible non-profit organization that works with disabled US army veterans in the United States, children that live in poverty in third world countries or refugee camps overseas. One of the requirements is that the non-profit organizations must have the Internal

Revenue Service (IRS) 501c 3 Nonprofit Status or equivalent. Each qualified organization will receive up to 1,000 common shares of Stramsen Biotech, Inc.

Stramsen Biotech, Inc will also donate 300 common stocks to each individual up to 30 people. Individuals must be US military veterans who were honorably discharged from any of the branches of US military. Please contact us for more details at info@stramsenbiotech.com

The Company does not have any potentially dilutive instruments as of July 31, 2024 and, thus, anti-dilution issues are not applicable.

Pertinent Rights and Privileges

Holders of shares of the Company’s common stock are entitled to one vote for each share held to be used at all stockholders’ meetings and for all purposes including the election of directors. Common stock does not have cumulative voting rights, nor does it have preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock.

8	Dilution

There will be dilution to any existing third-party investors in the Company as a result of this offering.

9	Plan of Distribution

Our company is offering a maximum of 16,666,667 Offered Shares on a “best-efforts” basis, at a fixed price of $1.20 per Offered Share (to be fixed by post-qualification supplement). There is no minimum purchase requirement for investors in this offering.

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This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

The Company has not engaged a broker dealer or selling agent in connection with this offering. All inquiries regarding this offering should be made directly to the Company. No compensation will be paid to any principal or any affiliated company or party with respect to the sale of the Offered Shares. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934 for the sale of the Offered Shares. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they (a) perform substantial duties at the end of the offering for the issuer; (b) are not broker dealers; and (c) do not participate in selling securities more than once every 12 months, except for any of the following activities: (i) preparing written communication, but no oral solicitation; or (ii) responding to inquiries provided that the content is contained in the applicable registration statement; or (iii) performing clerical work in effecting any transaction.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the section entitled “Use of Proceeds” of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned once an investor’s subscription agreement has been accepted by us.

Subscription Period

The offering will terminate on the earlier of twelve (12) months from the date this Offering Circular is qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares and Shares have been sold.

Subscription Procedures

If you decide to subscribe for our Shares in this Offering, you should review your subscription agreement. Completed and signed subscription documents shall be either mailed directly to the Company at Stramsen Biotech, Inc. 5718 Westheimer Road, Suite # 1000, 10th Floor, Houston, Texas 77057 or sent via electronic correspondence to info@stramsenbiotech.com.

You shall deliver funds by either check, ACH deposit or wire transfer, pursuant to the instructions set forth in the subscription agreement. If a subscription is rejected, all funds will be returned to subscribers. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any

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reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Conditioned upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov

An investor will become a shareholder of the Company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase our shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this Offering.

10	Use Of Proceeds to Issuer

The Company estimates that if it sells the maximum amount of 16,666,667 shares of the Common Stock, the net proceeds to the issuer in this offering will be approximately $20,000,000. We expect to raise additional funds up to $55,000,000 via Regulation A once our financial statements audits have been completed.

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We received one quote from a Clinical Research Organisation (CRO) regarding estimates of clinical trial costs. The actual costs of clinical trials may change as we may end up using a different clinical research company. We hereby provide two budgets: one budget that includes phase 1 for studies on dose-ranging on healthy volunteers and pre-clinical studies for testing drugs on non-human subjects for efficacy, toxicity, and pharmacokinetics, while the other budget excludes these phase 1 activities. The World Health Organization (WHO) grants leniency to herbal drugs with significant prior human use, allowing their evaluation based on traditional formulations, which bypasses the need for extensive purification or pharmacokinetic studies, as dosing can be derived from traditional methodologies rather than animal testing. Unlike many laboratory-based drug candidates, our drug candidates are already in use in a small market in East Africa, particularly in Tanzania.

Capital required (including phase 1 and pre-clinical research) over the next 3 years:

S/N	Item	Year 1	Year 2	Year 3
		Wound Drug	Prostate Hyperplasia	Prostate Cancer
1	Pre-clinical trials expenses	300,000	300,000	300,000
2	Phase 1 Clinical trial	1,300,000	1,300,000	1,300,000
3	Phase 2 clinical trial	2,600,000	2,600,000	2,600,000
4	Phase 3 clinical trial	6,000,000	6,000,000	6,000,000
5	Personnel	600,000	600,000	600,000
6	Overhead	60,000	60,000	60,000
7	Office Space	240,000	240,000	240,000
8	Supplies for office	220,000	220,000	220,000
9	Legal services	60,000	60,000	60,000
	Total	$11,380,000	$11,380,000	$11,380,000
	Grand total			$34,140,000

Table 2. Capital required (excluding phase 1 and pre-clinical research) over the next 3 years.

S/N	Item	Year 1	Year 2	Year 3
		Wound Drug	Prostate Hyperplasia	Prostate Cancer
3	Phase 2 clinical trial	2,600,000	2,600,000	2,600,000
4	Phase 3 clinical trial	6,000,000	6,000,000	6,000,000
5	Personnel	600,000	600,000	600,000
6	Overhead	60,000	60,000	60,000
7	Office Space	240,000	240,000	240,000
8	Supplies for office	220,000	220,000	220,000
9	Legal services	60,000	60,000	60,000
	Total	$9,780,000	$9,780,000	$9,780,000
	Grand total			$29,340,000

Phase 1 - 100 minimum patients

Phase 2 - 300 minimum patients.

Phase 3 - 700 minimum patients.

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The Company reserves the right to change the use of proceeds at management’s discretion.

Regulation

We are and may become subject to a variety of laws and regulations in the United States and abroad that involve matters central to our business and future business plans, many of which are still evolving and being tested in courts and could be interpreted in ways that could harm our business. These laws and regulations involve matters including technology, software, privacy, data use, data protection and personal information, biometrics, encryption, rights of publicity, content, integrity, intellectual property, advertising, marketing, distribution, data security, data retention and deletion, data localization and storage, data disclosure, artificial intelligence and machine learning, electronic contracts and other communications, competition, protection of minors, consumer protection, civil rights, accessibility, telecommunications, product liability, e-commerce, taxation, economic or other trade controls including sanctions, anti-corruption and political law compliance, securities law compliance, and online payment services. Foreign data protection, privacy, content, competition, consumer protection, and other laws and regulations can impose different obligations, or penalties or fines for non-compliance, or be more restrictive than those in the United States.

These U.S. federal, state, and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are constantly evolving and can be subject to significant change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate and intend to operate and may be interpreted and applied inconsistently from jurisdiction to jurisdiction and inconsistently with our current policies and practices. We are also subject to evolving laws and regulations that dictate whether, how, and under what circumstances we can transfer, process and/or receive certain data that is and/or will be critical to our operations, including data shared between countries or regions in which we currently and/or in the future operate and data shared among our products and services. If we are unable to transfer data between and among countries and regions in which we operate, or if we are restricted from sharing data among our products and services, it could affect our ability to provide our services.

In compliance with industry-specific regulations relevant to the provision of Software as a Service (SaaS) solutions, our company follows applicable laws and standards, including the Health Insurance Portability and Accountability Act (HIPAA) for healthcare services, the Gramm-Leach-Bliley Act (GLBA) for financial services, and the Family Educational Rights and Privacy Act (FERPA) for educational software. These efforts are aimed at ensuring the confidentiality and security of sensitive information across our varied service offerings. Our approach to compliance is designed to be responsive to the evolving nature of legal requirements in our industry sectors.

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Intellectual Property

Our innovative scientists have successfully registered three patents overseas, showcasing our commitment to groundbreaking research and intellectual property protection. We are poised to expand our patent portfolio by re-registering these patents in the United States, alongside new patent applications. This strategic move will solidify our position in the global biopharmaceutical market.

While patent registration requires significant resources, including legal fees for specialized patent attorneys, we view this as a crucial investment in our company’s future. These patents will not only protect our unique plant-based drug candidates but also enhance our competitive edge and potential for partnerships or licensing agreements.

Litigation

The Company is not involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

Going Concern

Stramsen Biotech is not yet profitable, which means that we rely upon funds from investors (along with any profits we make from our business) to pay for our operations. This is common for most startups, and the reason startups like Stramsen Biotech raise money. Over time we aim to grow our revenue and manage our spending to become profitable, but until that happens our ability to stay in business is reliant upon our ability to raise money from investors.

The purpose of this “Going Concern” statements is to alert investors to the fact that the Company does not have enough cash on hand to fund operations for the next 12 months. As such, the Company’s ability to stay in business (i.e., remain a “going concern”) relies on our ability to raise more money from investors.

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11	Directors, Executive Officers and Significant Employees

The following table sets out the Company’s officers and directors as of November 5 2024. All of the officers and directors work with the Company on a full-time basis except as indicated below.

	Director/Staff Name	Position	Age (years)	Approximate hours per week (if part-time)/full-time
1	Scott R. Villwock (BBS)	President & CEO	58	Full time
2	Dr Kefas Mugittu (Ph.D)	Co - CEO	57	Full time
3	Prof. Madundo Mtambo (Ph.D)	Board Director	65	Part time
4	Prof. Hamis Malebo (Ph.D)	Chief Scientist	57	Full time
5	Prof. Gaymary Bakari (Ph.D)	Director of Research	50	Full time
6	Timothy Tyler (MBA)	Board Director	33	Part time
7	Augustino Mbogella (ACPA)	Board Director	54	Part time
8	Ibim Harry (J.D)	Board Director	61	Part time

12	Company Capital Structure

Stramsen Biotech, Inc. has established a robust capital structure with 750,000,000 authorized shares, comprising 700,000,000 common stock and 50,000,000 preferred stocks. As of November 5th, 2024 the company has allotted 268,040,917 common stocks, primarily allocated to founders, contractors, and employees, while no preferred stocks have been issued. This strategic allocation of equity provides Stramsen Biotech with substantial financial flexibility, positioning the company advantageously for future growth initiatives and potential strategic acquisitions.

The current capital structure demonstrates a judicious approach to equity distribution, aligning with established corporate finance principles. By maintaining a significant portion of unissued shares, Stramsen Biotech preserves the option to raise additional capital through equity offerings, should market conditions or expansion opportunities warrant such action. This prudent financial management strategy enhances the company's capacity to respond dynamically to evolving market conditions and capitalize on emerging opportunities in the biopharmaceutical sector. By retaining a significant portion of unissued shares, the company preserves its capacity to raise additional capital, pursue mergers and acquisitions, or implement employee stock option plans, all of which are critical considerations for a growing biopharmaceutical enterprise focused on plant-based drug development.

		Total authorised shares		Alloted shares		% of total
	Shareholders Names	No. of shares	%	%	No. of shares	shares
1	Chaston International, Inc	158,633,700	59.18%	97%	154,134,000	57.50%
2	Bellfort Group, Inc.	63,000,000	23.50%	100%	63,000,000	23.50%
3	Others	46,407,217	17.31%	26%	11,907,217	4.44%
	Total	268,040,917	100%		229,041,217	85%

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13	Compensation Of Directors and Executive Officers

For the fiscal year ended July 31, 2024, we compensated our directors and executive officers as follows:

	Director/Staff Name	Shares awarded	Remarks
1	Scott R. Villwock (BBS)	1,000,000	Per year
2	Dr Kefas Mugittu (PhD)	2,000,000	Per year
3	Peter Ollsen (BBA)	200,000	Final - ex employee
4	Chris White (MBA)	542,217	Final - ex employee
5	Prof. Hamis Malebo (Ph.D)	1,000,000	Per year
6	Prof. Gaymary Bakari (Ph.D)	1,000,000	Per year
7	Timothy Tyler (MBA)	166,667	Per year
8	Augustino Mbogella (ACPA)	500,000	Per year
9	Christopher Ramirez	50,000	Final - ex employee
10	Sabina Mwingira (M.D).	233,333	Per year
11	Ibim Harry (J.D).	333,333	Per year
12	Prof. Madundo Mtambo (Ph.D).	500,000	Per year
13	Hector Aroyo	15,000	Final - ex employee
14	Dr Charles Onesphor (MD)	200,000	Per year
15	Dr Phillip Muhoch (MD(	200,000	Per year
16	Dr Akshay Adhikari (PhD)	200,000	Per year
17	Dr Narendra Reddy (PhD)	200,000	Per year
18	Dr Patience Luoga (MD)	200,000	Per year
19	Fadhili Tuguta (MSc)	200,000	Per year
	Total	8,740,550
14	Securities Being Offered

General

The Company is offering up to 16,666,667 shares of Common Stock in this offering. Investors in this offering will be required to sign an irrevocable proxy, which will restrict their ability to vote. The proxy will remain in effect until the Company’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act. Investors in our previous offering of Common Stock under Regulation A were also required to grant a proxy on the same terms.

The following description summarizes the most important terms of the Company’s capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended, Bylaws, copies of which have been filed as exhibits to the Offering Statement of which this

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Offering Circular is a part. For a complete description of the Company’s capital stock, you should refer to the Amended and Restated Certificate of Incorporation, as amended, Bylaws and to the applicable provisions of Delaware General Corporation Law.

The Company is authorized to issue up to 700,000,000 shares of Common Stock, par value $0.00001 per share and 50,000,000 preferred stocks. As of July 31, 2024, there are 268,040,917 shares of Common Stock outstanding.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding class of capital stock having prior rights to dividends, if any, holders of the Common Stock shall be entitled to receive, on a pari passu basis, when and as declared by the Board of Directors, out of any assets of the Company legally available therefore, such dividends as may be declared from time to time by the Board of Directors.

Liquidation Rights

Subject to preferences that may be applicable to any then outstanding class of capital stock having prior rights to dividends if any, in the event of the Company’s liquidation, or winding up, whether voluntary or involuntary, subject to the rights of any Preferred Stock that may then be outstanding, the assets of the Company legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of the Common Stock.

Holders of the Common Stock have no conversion, preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the Company’s shares of Common Stock.

The Proxy

Holders of Common Stock who purchase their shares in this offering will grant the Company a proxy in Section 5 of the Subscription Agreement and agree to allow the Company’s CEO to vote their shares on all matters submitted to a vote of the stockholders, including the election of directors. The proxy will be irrevocable and will remain in effect until the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of Common Stock or the effectiveness of a registration statement under the Securities Exchange Act of 1934 covering the Common Stock.

Stock Option Plan

The company has been issuing shares to employees and directors in recognition of their contributions to the company.

Forum Selection Provisions

The subscription agreement may have the effect of limiting an investor’s ability to bring legal action against the Company and could limit an investor’s ability to obtain a favorable judicial forum for disputes.

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The Subscription Agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company based on the Agreement to be brought in a state or federal court of competent jurisdiction in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the Agreement. Although the Company believes the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting the Company’s litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The Company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The Subscription Agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the Agreement, other than claims arising under federal securities laws. If the Company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

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15	Ongoing Reporting And Supplements To This Offering Circular

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by July 31, 2025 and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by January 31 each year, which will include unaudited financial statements for the six months to November 5. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the Company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

16	Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims against the Company.

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17	Appendix I: Unaudited Historical Financial Statements
BALANCE SHEET
As of July 31, 2024, July 31, 2023, and July 31, 2022
				In US$
	Notes	Unaudited Jul 31, 2024	Unaudited Jul 31, 2023	Unaudited Jul 31, 2022
ASSETS
Current assets:
Cash and cash equivalents		350	350	350
Right of use	Note 3	—	11,064	—
Total current assets		350	11,414	350
Property and equipment, net	Note 4	22,243	39,864	57,436

Total assets		22,593	51,278	57,786

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	Note 5	36,000	27,000	18,000
Lease liabilities	Note 6	—	11,064	—
Loan for equipment purchase	Note 7	—	—	10,989
Total current liabilities		36,000	38,064	28,989

Noncurrent liabilities
Loans	Note 8	21,000	21,000	—
Total liabilities		57,000	59,064	28,989

Stockholders’ (deficit) equity:
Stockholders’ advance	Note 9	553,987	470,796	359,926
Accumulated deficit		(588,394)	(478,582)	(331,128)
Total stockholders’ deficit		(34,407)	(7,786)	28,797

Total liabilities and stockholders’ equity		22,593	51,278	57,786

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PROFIT AND LOSS
For Years Ended July 31, 2024, July 31, 2023, and July 31, 2022
				In US$
	Notes	Unaudited Jul 31, 2024	Unaudited Jul 31, 2023	Unaudited Jul 31, 2022

Sales	Note 10	—	8,317	7,867

Less: Direct costs	Note 11	(74,439)	(119,672)	(152,474)
Gross Loss		(74,439)	(111,355)	(144,607)

Less Expenses:
Administrative expenses	Note 12	(17,752)	(18,526)	(27,478)
Depreciation	Note 13	(17,621)	(17,573)	(17,573)
Total Expenses		(35,373)	(36,099)	(45,051)

Net Loss for the year		(109,812)	(147,453)	(189,658)

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STATEMENT OF CASH FLOWS
For July 31, 2024, July 31, 2023, and July 31, 2022
			In US$
	Unaudited Jul 31, 2024	Unaudited Jul 31, 2023	Unaudited Jul 31, 2022
Operating activities
Net profit/(loss)	(109,812)	(147,453)	(189,658)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	17,621	17,573	17,573
Changes in operating assets and liabilities:	—
Accounts payable	9,000	20,064	(2,064)
Accounts receivable	—	(11,064)	11,064
Net cash used in operating activities	(83,191)	(120,881)	(163,085)

Financing activities
Stockholders’ advances	83,191	110,870	207,091
Loan repayment for equipment purchase	—	(10,989)	(43,956)
Other loans	—	21,000	—
Net cash provided by financing activities	83,191	120,881	163,135
	—
Net increase/(decrease) in cash and cash equivalents	—	—	50
Cash and cash equivalents at beginning of year	350	350	300
	—
Cash and cash equivalents at end of year	350	350	350

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NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business

Stramsen Biotech, Inc. (“Stramsen”, the “Company”) was incorporated on November 6, 2020, under the Delaware General Corporation Law. The Company is located in Houston, Texas. Stramsen Biotech Inc plans to start building facilities to grow, research, manufacture and distribute natura and generic medicines. The Company’s operating plan is predicated on a variety of assumptions including, but not limited to, the level of product demand, cost estimates, its ability to continue to raise additional financing and the state of the general economic environment in which the Company operates.

Basis of Presentation – The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of management, the accompanying financial statements include all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly the Company’s consolidated financial position, results of operations, and cash flows.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes – The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, Income Taxes. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to temporary differences between reporting of income and expenses for financial reporting purposes and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future federal income taxes.

ASC 740 clarifies the accounting and reporting for uncertainties in income tax law within subtopic ASC 740-10-25-5. The guidance prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. Management believes that there is no liability related to uncertain tax positions as of the reporting periods.

Leases - The Company assesses whether a contract is or contains a lease at inception of the contract. The Company recognizes a right of use asset and a corresponding lease liability with respect to all lease arrangements in which it is the lessee, except for short term leases (defined as leases with a lease term of 12 months or less) and leases of low value assets. For these leases, the Company recognizes the lease payments as an operating expense on a straight line basis over the term of the lease unless another systematic basis is more representative of the time pattern in which the economic benefits from the leased assets are consumed.

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The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by using the rate implicit in the lease. If this rate cannot be readily determined, the Company uses its incremental borrowing rate.

Lease payments included in the measurement of the lease liability comprises of fixed lease payments (including the substance fixed payments), less any lease incentives.

The lease liability is presented as a separate line in the statement of financial position. The lease liability is subsequently measured by increasing the carrying amount to reflect interest on the lease liability, using the effective interest method and by reducing the carrying amount to reflect the lease payments made.

The Company re-measures the lease liability (and makes a corresponding adjustment to the related right-of-use asset) whenever:

•	the lease term has changed or there is a change in the assessment of exercise of a purchase option, in which case the lease liability is remeasured by discounting the revised lease payments using a revised discount rate.
•	the lease payments change due to changes in an index or rate or a change in expected payment under a guaranteed residual value, in which cases the lease liability is remeasured by discounting the revised lease payments using the initial discount rate (unless the lease payments change is due to a change in floating interest rate, in which case a revised discount rate is used).
•	a lease contract is modified and the lease modification is not accounted for as a separate lease, in which case the lease liability is remeasured by discounting the revised lease payments using a revised discount rate.

The Company did not make any such adjustments during the periods presented.

The right-of-use asset comprise the initial measurement of the corresponding lease liability, lease payments made at or before the commencement day and any initial direct costs. They are subsequently measured at cost less accumulated depreciation and impairment loses.

Right-of-use asset is depreciated over the shorter period of lease term and useful life of the underlying asset. If a lease transfers ownership of the underlying asset or the cost of the right-of-use asset reflects that the Company expects to exercise a purchase option, the related right-of-use asset is depreciated over the useful life of the underlying asset. The depreciation starts at the commencement date of the lease.

The right-of-use asset is presented as a separate line in the statement of financial position. The Company applies IAS 36 to determine whether a right-of-use asset is impaired and accounts for any identified impairment loss as described in the ‘Property, plant and equipment’ policy.

Variable rents that do not depend on an index or rate are not included in the measurement of the lease liability and the right-of-use asset. The related payments are recognized as an expense in the period in which the event or condition that triggers those payments occurs and are included in the line ‘Operating expenses’ in the statement of the profit or loss.

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Financial instruments - Financial assets and financial liabilities are recognised in the Company’s statement of financial position when the company becomes a party to the contractual provisions of the instrument.

Trade receivables - Trade receivables are amounts due from customers for the goods sold to them in the ordinary course of business. If collection is expected in one year or less (or in the normal operating cycle of the business if longer), they are classified as current assets. If not, they are presented as non-current assets.

Receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method less provision for impairment. A provision for impairment of receivables is established using an ECL model in line with the requirements of IFRS 9 as outlined in the next section below. The amount of the provision is the difference between the carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate. The amount of the provision is charged to profit or loss.

Trade payables - Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities. Payables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method.

Borrowings - Interest-bearing loans are initially measured at fair value, and are subsequently measured at amortized cost, using the effective interest rate method. Any difference between the proceeds (net of transaction costs) and the settlement or redemption of borrowings is recognized over the term of the borrowings in accordance with the Company’s accounting policy for borrowing costs.

Cash – For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents. The Company regularly monitors the financial condition of the institution in which it has depository accounts and believes the risk of loss is minimal.

Property and equipment - Property and equipment is stated at cost less depreciation and any accumulated impairment losses.

The gain or loss arising on the disposal or retirement of property and equipment is determined as the difference between the sale proceeds and the carrying amount of the asset and is recognised in profit or loss. An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected to rise from the continued use of the assets.

Depreciation - Depreciation is calculated to write off the cost of all assets on a straight-line basis, over the expected useful lives. The estimated useful lives, residual values and depreciation method are reviewed, at each year end, with effect of any changes in estimate accounted for on a prospective basis.

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The annual rates used for this purpose are:

•	Computer and office equipment 33.3%
•	Furniture and fittings 25%
•	Motor vehicles 20%

Use of Estimates – The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Adoption of New Accounting Pronouncements – During the period from inception (November 06, 2020) to July 31, 2024, there were new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”). Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

Going Concern Risk – The accompanying financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern, which is dependent upon the Company’s ability to obtain sufficient financials or establish itself as a profitable business. As discussed in Note 7, Subsequent Events, Management has demonstrated the ability to raise capital to execute our business plan. After the date of these financial statements, there have been no new contracts or leases executed, and the Company has minimal operating expenses. Based on a review of the Company’s financial position, current and future expense structure, liquidity and debt obligations, founders’ commitments and business prospects, management believes the Company has sufficient cash and cash available to it to meet all financial needs and obligations for the ensuing 12-month period.

NOTE 3 – RIGHT OF USE ASSETS

The Company has rented the office space for a period of 2 years (renewable), with fixed rental charges paid monthly to the landlord.

NOTE 4 – PROPERTY AND EQUIPMENT

The reported amounts represent Net Book Value of computers and office equipment that were acquired by the Company during the years of operations.

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NOTE 5 – ACCOUNTS PAYABLE

The Company outsourced professional services that were not paid during the years. The reported figure includes unpaid board and management fees

NOTE 6 – LEASE LIABILITIES

The amounts represent remaining annual balances of unpaid leases.

NOTE 7 – LOAN FOR EQUIPMENT PURCHASE

In November 2020, the Company entered into an unsecured loan agreement with a third party in the principal amount of $87,912 for the purchase of computers and office equipment, payable in 3 years. The loan was fully repaid as of July 31, 2023.

NOTE 8 – LOAN

The reported amount represents unsecured loans from third party, advanced during 2023 to support Company’s operating expenses. The loan will be repaid once the business starts generating enough revenues.

NOTE 9 – STOCKHOLDER’S ADVANCES

Company founders haven been injecting funds to the Company to support initial operating expenses. These funds will later be converted into equity.

NOTE 10 – SALES

Sales are mainly made to dealers/pharmacies.

NOTE 11 – DIRECT COSTS

These are costs directly attributed to the generation of sales.

NOTE 12 – ADMINISTRATIVE EXPENSES

These are general expenses incurred to support the business operations.

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NOTE 13 – DEPRECIATION

These are charges to company’s assets that are used in the generation of revenue. Different depreciation charge rates are applied to various assets categories in line with the Company’s accounting policy.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

The Company is currently not a defendant in any litigation or threatened litigation that could have a material effect on the Company’s financial statements.

NOTE 15 – SUBSEQUENT EVENTS

Management has performed a review of all events and transactions occurring after July 31, 2024 through the date the financial statements were available to be issued, for items that would require adjustment to or disclosure in the accompanying financial statements, noting no such items or transactions other than the following:

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PART III
INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

Exhibit Number	Description
2.A	Certificate of incorporation, articles of incorporation as amended, and Certificate of Amendment to Articles of Incorporation
2.B	Bylaws

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18	Signatures

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 6, 2024.

Stramsen Biotech Inc.

By	/s/ Scott R. Villwock
Scott R. Villwock, President and Chief Executive Officer of Stramsen Biotech Inc.
Date: November 6, 2024

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Scott R. Villwock
Scott R. Villwock
Chief Executive Officer, President
Date: November 6, 2024

/s/ Dr. Kefas Mugittu (PhD)
Dr. Kefas Mugittu (PhD)
Co- Chief Executive Officer,
Date: November 6, 2024

/s/ Ibim Harry
Ibim Harry
Director
Date: November 6, 2024

/s/ Timothy Tyler MBA
Timothy Tyler MBA
Director
Date: November 6, 2024

/s/ Prof. Madundo Mtambo (PhD)
Prof. Madundo Mtambo (PhD)
Director
Date: November 6, 2024

/s/ Augustino Mbogella CPA, MBA
Augustino Mbogella CPA, MBA
Director
Date: November 6, 2024

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